UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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Valaris Limited

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Valaris Limited Clarendon House 2 Church Street Hamilton, Bermuda HM11 Phone: 713-789-1400 www.valaris.com
NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
to be held on 8 June 2022
The Annual General Meeting of Shareholders of Valaris Limited ("Valaris," "we," "us," "our" or the "Company") will be held in the Rooftop Room at The Loren at Pink Beach, 116 South Shore Road, Tucker's Town, Smiths HS 01, Bermuda, at 8:00 a.m. Bermuda time and 6:00 a.m. Houston time, on 8 June 2022 (the "Meeting").
RESOLUTIONS

1.To elect by way of separate resolutions, the seven directors named in the section headed "Resolution 1" of the accompanying proxy statement to serve until the 2023 Annual General Meeting of Shareholders or until their respective offices shall otherwise be vacated in accordance with the bye-laws of the Company.

2.To approve the appointment of KPMG LLP as our independent registered public accounting firm until the close of the 2023 Annual General Meeting of Shareholders and to authorize the Board of Directors of the Company (the "Board"), acting by its Audit Committee, to set KPMG LLP's remuneration.

3.To approve on a non-binding, advisory basis, the compensation of our named executive officers.
Shareholders may also be asked to consider and vote on such other business as may properly come before the Meeting and any adjournment or postponement thereof. The Company's annual audited financial statements for the year ended 31 December 2021 will also be available at the Meeting and are included in our 2021 annual report to shareholders.
The Board has fixed the close of business on 13 April 2022 as the record date for the determination of the shareholders entitled to receive notice and to vote at the Meeting or any adjournment or postponement thereof. You must be a shareholder of record as of the close of business on the record date to attend and vote at the Meeting and any adjournment or postponement thereof. Even if you plan to attend the Meeting, please submit a proxy as soon as possible to ensure that your shares are voted at the Meeting in accordance with your instructions. Any signed proxy returned and not completed will be voted as recommended by the Board in the proxy statement.
For resolutions 1 and 2, assuming a quorum is present, each resolution will be approved if a simple majority of the votes cast are cast in favor thereof. With respect to the non-binding, advisory vote on resolution 3 regarding the compensation of our named executive officers, the result of the vote will not require the Board or any committee thereof to take any action. However, our Board values the opinions of our shareholders and will carefully consider the outcome of the advisory vote on resolution 3.
Important notice regarding the availability of proxy materials for the Meeting to be held on 8 June 2022: The Proxy Statement, our 2021 annual report to shareholders and proxy card are available without charge at www.proxyvote.com.

We are monitoring developments regarding the ongoing COVID-19 pandemic and preparing in the event any modifications to the Meeting are necessary or appropriate. If we determine to make any change to the date, time, location or procedure of the Meeting, we will announce such changes in advance.
Please review the proxy statement accompanying this notice for more complete information regarding the Meeting and the full text of the resolutions to be proposed at the Meeting.

By Order of the Board of Directors,
Anton Dibowitz
Director, President and Chief Executive Officer

19 April 2022

PROXY STATEMENT SUMMARY
Certain information in this summary is contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting. For more complete information regarding our 2021 fiscal performance, please review our annual report on Form 10-K for the year ended 31 December 2021. The Notice of Internet Availability, this proxy statement, our 2021 annual report and a proxy card are first being sent or distributed to shareholders on or about 19 April 2022 and are available, free of charge, at www.proxyvote.com.
2022 Annual General Meeting of Shareholders

Time and Date:        8:00 a.m. Bermuda time
Place:    Rooftop Room at The Loren at Pink Beach, 116 South Shore Road, Tucker's Town, Smiths
    HS 01, Bermuda
Meeting Date:        8 June 2022
Record Date:        13 April 2022
Voting Cutoff Date:    3:00 p.m. Eastern Time on 7 June 2022
Shareholders are strongly encouraged to submit a proxy vote in advance of the Meeting. Details on how to submit your proxy vote are set out on page 9. Shareholders are asked to appoint the following persons as proxies for the Meeting: Anton Dibowitz, President and Chief Executive Officer, and Davor Vukadin, Company Secretary.
Voting Matters and Board Recommendations

Election of Directors	FOR each Nominee
Approve appointment of KPMG LLP as Independent Auditors and to authorize the Board, acting by its Audit Committee, to set KPMG LLP's remuneration	FOR
Advisory Vote to Approve Named Executive Officer Compensation	FOR

Board Nominees

Name	Age	Director Since	Principal Occupation	Independent

Anton Dibowitz	50	2021	President and Chief Executive Officer of Valaris	No
Gunnar Eliassen	36	N/A	Investment Director at Seatankers Services (UK) LLP	Yes
Dick Fagerstal	61	2021	Executive Chairman of Global Marine Group	Yes
Joseph Goldschmid	36	2021	Managing Director, Oak Hill Advisors, L.P.	Yes
Elizabeth D. Leykum	43	2021	Founder of Serenade Capital LLC	Yes
Deepak Munganahalli	52	2021	Co-founder of JOULON	No
James W. Swent, III	71	2021	Former Chairman, President and Chief Executive Officer of Southcross Energy Partners, L.P.	Yes

Board Committee Composition

Name	Audit Committee	Compensation Committee	Environmental, Social and Governance Committee	Nominating and Governance Committee	Strategy Committee
Anton Dibowitz					Chair
Dick Fagerstal	Chair		✓
Joseph Goldschmid		Chair		✓	✓
Elizabeth D. Leykum	✓	✓	✓	✓	✓
Deepak Munganahalli			Chair		✓
James W. Swent, III	✓	✓		Chair

2021 and Recent Business Highlights

•
Relisting on the New York Stock Exchange (“NYSE”). In May 2021, Valaris relisted on NYSE with the strongest balance sheet in the offshore drilling sector, providing the company with the best possible platform to thrive as we entered the early stages of an industry upcycle. As of 1 April 2022, Valaris’ share price had increased by 145% since relisting, significantly outperforming all of our major peers.

•
Operational Excellence. We focus every day on delivering safe, reliable and efficient operations to our customers. In 2021, our revenue efficiency was over 98%, and we improved our personal safety performance by 25% as compared to our 2020 performance. These results are the product of our robust systems, processes and the dedication of our exceptional offshore crews to maintaining our high standards. In addition, we accomplished these results in the challenging working conditions faced by our offshore crews and support teams during the pandemic.

•
Contracting Success. In 2021, we set out to build our contract backlog, first by securing additional work for our active rigs, and second by reactivating some of our high-quality stacked fleet for long term contracts. We achieved this goal, and as of our February 2022 fleet status report, have increased our contract backlog to more than $2.4 billion from just over $1.0 billion at the beginning of 2021. These backlog additions have added to our earnings visibility and importantly have been added at improving day rates, which will help to lay the foundation for increased earnings in the future.

•
Sustainability. We continue to advance our sustainability efforts, and we made some notable progress on this journey over the past 12 months. Valaris now has a dedicated Environment, Social and Governance ("ESG") board committee and is building an internal sustainability function that will direct our path forward. Last year, we released our sixth annual Sustainability Report, which was aligned with Sustainability Accounting Standards Board ("SASB") standards, as well as an ESG Position Statement, outlining the values and commitments supporting our purpose of providing responsible solutions that deliver energy to the world.

•
Financial Management. Valaris has the strongest balance sheet in the offshore drilling sector, and we are the only major offshore driller with a net cash position. We have only one tranche of debt, our $550 million senior secured notes due in 2028. This debt provides the flexibility to pay no cash interest until maturity. As of year-end 2021, we had a cash balance of more than $600 million, and we have no newbuild capital commitments. Our cash balance provides ample liquidity to fund operations and to make disciplined decisions about bringing new capacity to the market when justified by attractive opportunities.
Valaris also has an industry-leading cost structure. We have significantly reduced our cost per active rig and implemented a shared services model, which allows our cost structure to be flexible, scalable and able to quickly adapt to changes in the market environment going forward.

2021 and Recent Governance Highlights

✓	Independent Chair of the Board, separate from Chief Executive Officer	✓	Director, executive officer and vice president share ownership guidelines (including at least six times (6x) base salary multiple for our Chief Executive Officer)
✓	No staggered board – all directors are elected annually	✓	Minimum holding periods for all equity interests of the Company until share ownership guidelines are met
✓	Fully independent Audit, Compensation and Nominating and Governance ("N&G") committees	✓	Directors and officers are not permitted to engage in transactions designed to hedge or offset the market value of our equity securities or to pledge our common shares
✓	Regular executive sessions of non-employee directors	✓	Created dedicated ESG and Strategy Committees of the Board
✓	Majority vote standard for uncontested director elections	✓	Reconstituted all Board committees, including replacing Chair of the Board, and Chairs of each of our standing committees
✓	Director nominees reflect gender and ethnic diversity (29% of Board nominees are diverse), in addition to diversity in experience and skills	✓	Size of Board decreased by 22%, from nine to seven members in April 2021 and further reduced to six in September 2021
✓	Annual Board and committee self-evaluations	✓	Average director tenure of less than one year
✓
Our Code of Conduct applies to all officers, directors, employees and full-time contractors, with required annual compliance training. We expect our business partners and vendors to act consistent with our Code of Conduct

2021 and Recent Sustainability Highlights

✓	Published an ESG Position Statement	✓	Aligned compensation with ESG performance by setting a spill prevention performance component of our short-term incentive plan
✓	Formed Board and employee-level committees to provide ESG oversight and advance our ESG initiatives	✓	Continued investments in our workforce, including support for mental health and wellness and programs to develop leadership
✓	Implemented initiatives to increase energy efficiency and reduce emissions	✓	Published our annual Sustainability Report in accordance with SASB standards
✓	Offshore production has among the lowest carbon emissions per barrel of oil produced compared to other types of oil and natural gas production
Smaller Reporting Company
The Company qualifies as a "smaller reporting company" under U.S. Securities and Exchange Commission ("SEC") rules and has elected to prepare this proxy statement as such. Under the scaled disclosure obligations, the Company is not required to provide (and has not provided), among other items, Compensation Discussion and Analysis and certain other tabular and narrative disclosures relating to executive compensation.

QUESTIONS AND ANSWERS ABOUT
THE MEETING AND VOTING
1.   Can I attend the meeting in person?

Shareholders who wish to attend the Meeting in person will need to comply with the COVID-19 restrictions on travel implemented by the Government of Bermuda. As of the date of this proxy statement, all visitors arriving to Bermuda must be fully vaccinated except for those who (a) are younger than 12 years old, (b) have received a medical exemption from the Government of Bermuda, or (c) residents of Bermuda (for whom there is no vaccination requirement). A fully vaccinated traveler is someone who has received the full course of a vaccine manufactured by Pfizer BioNTech, AstraZeneca, Serum Institute of India, Janssen/Johnson & Johnson, Moderna, Sinopharm/BIBP or Sinovac, with at least 14 days having passed since the last dose. Those who have received booster doses of such a vaccine are also deemed fully vaccinated.
All persons travelling into Bermuda must apply for a travel authorization. Travel authorizations can be applied for up to 1 month before your scheduled departure to Bermuda, but must be submitted at least 1 day prior to your scheduled departure to Bermuda at a price of $40. All visitors must complete a pre-arrival test which can be either a PCR test (within 4 days of travel) or a supervised antigen test (within 2 days of travel) from which applicants must provide evidence of their negative result when applying for the travel authorization along with evidence of their vaccination. Upon entering Bermuda no further testing is required unless the visitor’s country of origin requires such testing for re-entry. As travel restrictions may change between the date of this proxy statement and your date of travel, please consult the Government of Bermuda website for any changes to travel restrictions: https://www.gov.bm/coronavirus-travellers-visitors.
Due to the applicable travel restrictions, shareholders are therefore strongly encouraged to submit a proxy vote in advance of the Meeting. Details on how to submit your proxy vote are set out on page 9. In light of the ongoing COVID-19 pandemic, shareholders are asked to appoint the following persons as proxy holders for the Meeting: Anton Dibowitz, President and Chief Executive Officer, and Davor Vukadin, Company Secretary.
Shareholders of Record: If you are a shareholder of record at the close of business on the Record Date and plan to attend the Meeting, please bring the Notice to the Meeting as your proof of ownership of Valaris shares.
Beneficial Owners: If you are a beneficial owner and plan to attend the Meeting, you will need to bring evidence of your ownership of Valaris shares as of the Record Date in the form of a recently dated letter from your broker, bank or other nominee and a photo ID as proof of your identity. If you wish to vote at the Meeting, you must also bring a legal proxy as described in the answer to Question 17.
Please note that no cameras, recording equipment, laptops, tablets, cellular telephones, smartphones or other similar equipment, electronic devices, large bags, briefcases or packages will be permitted in the Meeting, and security measures will be in effect to ensure the safety of attendees. In all cases, you will need a photo ID to gain admission.
2. What is a proxy statement and what is a proxy?

A proxy statement is a document that the SEC regulations require us to give you when we ask you to sign a proxy designating individuals to vote on your behalf. A proxy is your legal designation of another person to vote the shares you own. The person designated is called a proxy or proxy holder. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. Shareholders are asked to appoint the following persons as proxy holders for the Meeting: Anton Dibowitz, President and Chief Executive Officer, and Davor Vukadin, Company Secretary.
If appointed by you, the proxy holders will vote your shares as you direct on the matters described in this proxy statement, and in the absence of your direction, they will vote your shares as recommended by the Board.

Unless you otherwise indicate on the proxy card, you also authorize your proxy holders to vote your shares on any matters not known by the Board at the time this proxy statement was printed and that under the Valaris bye-laws, may be properly presented for action at the Meeting.
3.   Why did I receive these proxy materials?

We are providing this meeting notice, proxy statement, proxy card and 2021 annual report (the "proxy materials") in connection with the solicitation by our Board of proxies to be voted at the Meeting. The proxies also may be voted at any adjournments or postponements of the Meeting. This proxy statement contains information you may use when deciding how to vote in connection with the Meeting. All shareholders as of the close of business on 13 April 2022 (the "Record Date") are entitled to receive notice of, attend and vote at the Meeting or, subject to our bye-laws, any adjournment or postponement of the Meeting.
4.   Why did I receive a Notice of Internet Availability of Proxy Materials instead of printed proxy materials?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the "Notice") by mail to our shareholders. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. We encourage you to take advantage of the availability of the proxy materials on the Internet in order to help reduce the costs and environmental impact of the Meeting.
5. Why did I not receive the Notice by mail or e-mail?

If you elected to receive proxy materials by mail or e-mail for any of your holdings in the past, you were automatically enrolled using the same process for all your holdings this year. If you would like to change the method of delivery, please follow the instructions set forth in the answer to Question 8.
6. How can I access the proxy materials over the Internet?

Pursuant to rules adopted by the SEC, we provide shareholders access to our proxy materials for the Meeting over the Internet. The proxy materials for the Meeting are available at www.proxyvote.com. To access these materials and to vote, follow the instructions shown on the proxy card or voting instruction card from your broker or the Notice.

7. Can I get paper copies of the proxy materials?

You may request paper copies of the proxy materials, including our 2021 annual report, by calling 1-800-579-1639 or e-mailing sendmaterial@proxyvote.com. You also may request paper copies when prompted at www.proxyvote.com.
8. Can I choose the method in which I receive future proxy materials?

There are three methods in which shareholders of record and beneficial owners may receive future proxy materials or notice thereof:
•Notice and Access: The Company furnishes proxy materials over the Internet and mails the Notice to most shareholders.
•E-mail: If you would like to have earlier access to future proxy materials and reduce our costs of printing and delivering the proxy materials, you can instruct us to send all future proxy materials to you via e-mail. If you request future proxy materials via e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials via e-mail will remain in effect until you change it. If you wish to receive all future materials electronically, please visit www.investordelivery.com to enroll or, if voting electronically at www.proxyvote.com, follow the instructions to enroll for electronic delivery after you vote.
•Mail: You may request distribution of paper copies of future proxy materials by mail by calling 1-800-579-1639 or e-mailing sendmaterial@proxyvote.com. If you are voting electronically at www.proxyvote.com, follow the instructions to enroll for paper copies by mail after you vote.
If you are a beneficial owner, you should consult the directions provided by your broker, bank, trust or other nominee with respect to how you receive your proxy materials and how to vote your shares.
If there are multiple shareholders residing at the same address, we will send one set of proxy materials per household. However, you may inform us as to whether you wish to receive one set of proxy materials per household or one set of proxy materials per person in the future by calling or emailing as set forth above
9. Can I vote my shares by completing and returning the Notice?

No, the Notice simply instructs you on how to vote. To vote your shares, see instructions set forth in Question 17 below.

10. When and where is the Meeting?

The Meeting will be held on 8 June 2022 at 8:00 a.m. Bermuda time in the Rooftop Room at The Loren at Pink Beach, 116 South Shore Road, Tucker's Town, Smiths HS 01, Bermuda.
11. What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Many of our shareholders hold their shares as "beneficial owners" through a broker, bank or other nominee rather than directly in their own name as "shareholders of record." As summarized below, there are some differences between shares held of record and those owned beneficially.
If your shares are registered in your name on the books and records of Computershare Trust Company, N.A., our transfer agent, you are a "shareholder of record." Accordingly, we sent the Notice directly to you. If you are a shareholder of record, you may vote your shares in person at the Meeting.
If your shares are held for you in the name of your broker, bank or other nominee, your shares are held in "street name," and you are considered the "beneficial owner." Either the Notice or the proxy materials have been, or will be, forwarded to you by your broker, bank or other nominee, who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by using the voting instruction card included in the mailing. As a beneficial owner is not the shareholder of record, you may not vote your shares at the Meeting unless you obtain a legal proxy from the broker, bank or other nominee that is the shareholder of record of your shares giving you the right to vote the shares at the Meeting.
12.   What are my voting choices for each of the resolutions to be voted on at the Meeting?

You may vote "for" or "against" or you may elect to "abstain" with respect to each resolution. We have majority voting for the election of directors. If you “abstain” from voting in respect of a proposal, your vote will not be considered as a vote cast and will have no effect for such proposal. Under our bye-laws, when a quorum is present, a nominee seeking election to a directorship shall be elected if a majority of the votes cast are cast in favor of the resolution to elect or re-elect the director.
With respect to resolutions 1 and 2, assuming a quorum is present, each of resolution 1 and 2 will be approved if a majority of the votes cast are cast in favor thereof. With respect to the non-binding advisory vote on resolution 3, the result of the vote will not require our Board or any committee thereof to take any action. However, our Board values the opinions of our shareholders and will carefully consider the outcome of the advisory vote on resolution 3.

13. What are our Board's recommendations on how I should vote my shares

Our Board recommends that you vote your shares as follows:

Resolution 1a. - 1g.
FOR the election of each of the seven directors named in the section headed “Resolution 1” of this proxy statement to serve until the 2023 Annual General Meeting of Shareholders or until their respective offices are otherwise vacated in accordance with the bye-laws of the Company.

Resolution 2
FOR the approval of the appointment of KPMG LLP as our independent registered public accounting firm until the close of the 2023 Annual General Meeting of Shareholders and to authorize the Board, acting through its Audit Committee, to set KPMG LLP's remuneration.

Resolution 3	FOR the non-binding, advisory vote to approve the compensation of our named executive officers.

All of the nominees named in resolutions 1a.-1g. have indicated that they will be willing and able to serve as directors. If any nominee becomes unwilling or unable to serve as a director, the Board may propose another person in place of that nominee, and the individuals designated as your proxy holders will vote to elect that proposed person. Alternatively, the Board may decide, as appropriate, to reduce the number of directors constituting the Board.
14.   Are there any other matters to be acted upon at the Meeting?

We do not know of any other matters to be presented or acted upon at the Meeting. If any matters not set forth in the Notice included in the proxy materials are properly brought before the Meeting, unless you otherwise indicate on your proxy card, the persons named in the accompanying proxy will have discretionary authority to vote on them in accordance with their best judgement.
15.   Who is entitled to vote at the Meeting?

You are entitled to vote if you owned shares as of the close of business on the Record Date, 13 April 2022. If you are a beneficial owner of Company shares, you must have a legal proxy from the shareholder of record to vote your shares at the Meeting. Each share is entitled to one vote, and there is no cumulative voting. Our outstanding warrants to purchase common shares are not entitled to vote at the Meeting.
As of the Record Date, we had 75,000,058 shares issued and outstanding. Governing laws as well as our governance documents require our Board to establish a record date in order to determine who is entitled to receive notice of, attend and vote at the Meeting and any adjournments or postponements thereof. In accordance with the Company's bye-laws, voting on all resolutions will be conducted by a show of hands.
16.   What is the quorum required to hold the Meeting? What are the effects of abstentions and broker non-votes at the Meeting?

A majority of all outstanding shares entitled to vote at the Meeting will constitute a quorum, which is the minimum number of shares that must be represented by proxy or in person at the meeting to transact business. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present.

A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power for that particular item and has not received instructions on how to vote from the beneficial owner. Under the NYSE rules that govern brokers who are voting with respect to shares held in street name, brokers are allowed, but not required, to vote on “routine” matters (e.g., ratification of the selection of independent public accountants) but not on non-routine matters (e.g., election of directors and advisory votes on executive compensation). In determining the number of votes cast for the resolutions in this proxy statement, broker non-votes do not count as votes cast, and therefore will have no effect on vote outcomes.
An abstention occurs when a shareholder abstains from voting (either in person or by proxy) on one or more of the proposals. If you abstain from voting in respect of a proposal, your vote will not be considered as a vote cast and will have no effect on such proposal.
We urge you to promptly provide voting instructions to your broker to ensure that your shares are voted on all of the proposals, even if you plan to attend the Meeting.
17.   How do I vote?

Shareholders of Record: You are asked to appoint the following person as proxy holders for the Meeting: Anton Dibowitz, President and Chief Executive Officer, and Davor Vukadin, Company Secretary.
To be valid, any proxy card or other instrument appointing a proxy must be received (completed, dated and signed) before 3:00 p.m. Eastern Time on 7 June 2022 (the "share voting cutoff time") by mail to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 or by submission via the Internet by going to www.proxyvote.com and following the instructions provided.
Please sign the proxy card exactly as your name appears on the card. If shares are owned jointly, each joint owner should sign the proxy card. If a shareholder is a corporation, limited liability company or partnership, the proxy card should be signed in the full corporate, limited liability company or partnership name by a duly authorized person. If the proxy card is signed pursuant to a power of attorney or by an executor, administrator, trustee or guardian, please state the signatory's full title and provide a certificate or other proof of appointment.
Beneficial Owners: If you are a beneficial owner, your broker, bank or other nominee will arrange to provide materials and instructions for voting your shares. Please note that you may not vote shares held in street name by returning a proxy card or voting instruction card directly to the Company unless you provide a legal proxy executed by the shareholder of record and enabling you to vote the shares.
18.   What can I do if I change my mind after I vote?

Shareholders of Record: If you are a shareholder of record, you may revoke your proxy or otherwise change your vote before it is exercised by doing one of the following:
•sending a written notice of revocation to our Company Secretary, Davor Vukadin, at 5847 San Felipe, Suite 3300, Houston, TX 77057, which must be received before the share voting cutoff time, 3:00 p.m. Eastern Time on 7 June 2022, stating that you would like to revoke your proxy;
•by completing, signing and dating another proxy card and returning it by mail to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 in time to be received before the share voting cutoff time, in which case your later-submitted proxy will be recorded and your earlier proxy revoked;
•if you voted electronically, by returning to www.proxyvote.com and changing your vote before the share voting cutoff time. Follow the same voting process, and your original vote will be superseded; or
•participating in the Meeting and voting your shares, provided that you specifically request your previously granted proxy to be revoked.

Beneficial Owners: If you are a beneficial owner, you can revoke your voting instructions or otherwise change your vote by following the instructions provided by your broker, bank or other nominee before the applicable deadline.
19.   What if I do not specify a choice for a resolution in my proxy?

If you sign and return your proxy card appointing the persons designated by the Board as your proxies without indicating how you want your shares to be voted, your shares will be voted FOR each nominee in resolution 1 and FOR resolutions 2 and 3 or otherwise in accordance with our Board's recommendations by the persons designated as your proxies in Question 1.
20.   Will my shares be voted if I do not provide my proxy or instruction form?

If you are a shareholder of record and do not provide a proxy, you must attend the Meeting in order to vote. If you are a beneficial owner and hold shares through an account with a bank, broker or other nominee, your shares may be voted if you do not provide voting instructions. Brokerage firms have the authority under the NYSE rules to vote shares for which their customers do not provide voting instructions on routine matters. When a matter is not routine and the brokerage firm has not received voting instructions from the beneficial owner, the brokerage firm cannot vote the shares on that matter. This is called a broker non-vote. For example, the approval of the appointment of the selection of independent auditors is considered a routine matter, and the brokerage firm can vote for or against this resolution at its discretion, but the election of directors is not considered routine for these purposes. See Question 16 above for more information on non-routine and routine matters and broker non-votes.
21.   What does it mean if I receive more than one Notice?

If you received multiple Notices, it means that you hold your shares in different ways (e.g., trust, custodial accounts, joint tenancy) or in multiple accounts. Each Notice you receive should be voted.
22.   Who will pay for the cost of this proxy solicitation?

We will bear the cost of this proxy solicitation. In addition to solicitation by mail, some of our directors, officers and employees may solicit proxies in person or by telephone for no additional compensation. We will also ask shareholders of record who are brokerage firms, banks, custodians, fiduciaries and other nominees to forward proxy materials to the beneficial owners of such shares and upon request we will reimburse such shareholders of record for the customary costs of forwarding the proxy materials. We have retained D.F. King & Co., Inc. ("D.F. King") to assist in the solicitation of proxies and anticipate that this will cost us approximately $15,000 plus certain out-of-pocket expenses.
23. Who will count the votes?

Broadridge Financial Solutions, Inc. will count the votes submitted by proxy and provide such report to the Company.

24.   When will Valaris announce the voting results?

We will report the final results on our website (www.valaris.com) in a Current Report on Form 8-K filed with the SEC shortly after the Meeting.
25.   Who should I contact if I have additional questions?

If you have any further questions about voting or attending the Meeting, please contact our proxy solicitor, D.F. King. Shareholders may call toll-free at 1-888-626-0988, and banks and brokers may call collect at 1-212-269-5550. D.F. King may be reached by email at valaris@dfking.com.
Shareholders who have general queries about the Meeting also can email Valaris Investor Relations at ir.hdqrs@valaris.com. No other methods of communication will be accepted. You may not use any electronic address provided either in this proxy statement or any related documents (including the proxy materials) to communicate with the Company for any purposes other than those expressly stated.

OWNERSHIP OF VOTING SECURITIES
The following tables show amounts and percentages of our common shares (the only class of our securities issued and outstanding and eligible to vote) owned beneficially as of 13 April 2022 (except as noted below) by (a) each person or group known by us to beneficially own more than 5% of our issued and outstanding shares; (b) each of our directors and each director nominee as of the date of this proxy statement; (c) each of our named executive officers identified in the 2021 Summary Compensation Table (the "Named Executive Officers" or "NEOs"); and (d) all of our directors and executive officers as a group as of the date of this proxy statement.
Beneficial Ownership Table

	Beneficial Ownership(1)
Name of Beneficial Owner	Amount		Percentage
Oak Hill Advisors, L.P.	9,412,822	(2)	12.55%
One Vanderbilt, 16th Floor
New York, NY 10017
GoldenTree Asset Management LP	7,405,584	(3)	9.87%
300 Park Avenue, 21st Floor
New York, NY 10022
Famatown Finance Ltd.	5,116,198	(4)	6.82%
Deana Beach Apartments, Block 1, 4th Fl.
33 Promachon Eleftherias Street
Limassol G4 Cyprus 4103
Lodbrok Capital LLP	4,619,698	(5)	6.16%
55 St. James's Street
London, United Kingdom, SW1A 1LA
Named Executive Officers
Anton Dibowitz	5,504	(6)	—%	(6)
President and Chief Executive Officer
Darin Gibbins	185	(6)	—%	(6)
Interim Chief Financial Officer and Vice President, Investor Relations and Treasurer
Gilles Luca	698	(6)	—%	(6)
Senior Vice President and Chief Operating Officer
Thomas P. Burke	—	(6)	—%	(6)
Former President and Chief Executive Officer
Jonathan Baksht	698	(6)	—%	(6)
Former Executive Vice President and Chief Financial Officer
Alan Quintero	255	(6)	—%	(6)
Former Senior Vice President, Business Development
Directors
Dick Fagerstal	7,200	(6)	—%	(6)
Director
Joseph Goldschmid	7,200	(6)	—%	(6)
Director
Elizabeth D. Leykum	8,894	(6)	—%	(6)
Chair of the Board
Deepak Munganahalli	7,200	(6)	—%	(6)
Director
James W. Swent, III	7,200	(6)	—%	(6)
Director
All current directors and executive officers as a group (8 persons)	44,081	(6)	—%	(6)
____________________
(1)As of 13 April 2022, there were 75,000,058 shares issued and outstanding. Unless otherwise indicated, each person or group has sole voting and dispositive power with respect to all shares.

(2)Based on the Form 13F filed on 31 December 2021, Oak Hill Advisors, L.P. ("Oak Hill") may be deemed the beneficial owner of 9,412,823 shares. Furthermore, based on the Schedule 13D filed on 25 June 2021, Oak Hill reports shared voting power over 8,979,806 shares and shared dispositive power over 8,979,806 shares.
(3)Based on the Schedule 13G filed on 10 February 2022, GoldenTree Asset Management LP ("GoldenTree") may be deemed the beneficial owner of 7,405,584 shares. GoldenTree reports shared voting power over 7,405,584 shares and shared dispositive power over 7,405,584 shares.

(4)The amount shown as beneficially owned by Famatown Finance Limited ("Famatown") is based on information Famatown provided to the Company on 19 April 2022. Famatown previously reported, in a Schedule 13D filed on 23 December 2021, that it was deemed the beneficial owner of 4,654,353 shares. Famatown also reported shared voting power over 4,654,353 shares and shared dispositive power over 4,654,353 shares.

(5)Based on the Schedule 13G filed on 14 February 2022, Lodbrok Capital LLP ("Lodbrok") may be deemed the beneficial owner of 4,619,698 shares. Lodbrok reports sole voting power over 4,619,698 shares and sole dispositive power over 4,619,698 shares.

(6)Ownership is less than 1% of our shares issued and outstanding based on 75,000,058 common shares issued and outstanding as of 13 April 2022 and includes for each person the number of shares that such person has the right to acquire within 60 days of such date.

RESOLUTIONS 1a. - 1g.
1.TO ELECT EACH OF THE FOLLOWING DIRECTORS:
1a.    ANTON DIBOWITZ
1b.    GUNNAR ELIASSEN
1c.    DICK FAGERSTAL
1d.    JOSEPH GOLDSCHMID
1e.    ELIZABETH D. LEYKUM
1f.    DEEPAK MUNGANAHALLI
1g.    JAMES W. SWENT, III

AS DIRECTORS OF THE COMPANY FOR A TERM TO SERVE UNTIL THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD IN 2023 OR UNTIL THEIR RESPECTIVE OFFICES ARE OTHERWISE VACATED IN ACCORDANCE WITH THE BYE-LAWS OF THE COMPANY.

On 30 April 2021, we successfully completed our financial restructuring and emerged from bankruptcy. Pursuant to the terms of the plan of reorganization, all of the directors of Valaris plc, our predecessor entity, resigned, except for Thomas P. Burke, our former President and Chief Executive Officer. At emergence, seven directors were appointed to the Board of Valaris Limited, including Mr. Burke. Each director began their service on 30 April 2021, except for Anton Dibowitz whose service as a director began on 1 July 2021.
In December 2021, Valaris entered into a support agreement (the "Support Agreement") with Famatown. Pursuant to the Support Agreement, the Company is nominating Gunnar Eliassen as a director of the Company. Mr. Eliassen will tender his resignation as a director if Famatown sells our shares and after giving effect to such sale Famatown's aggregate beneficial ownership falls below certain thresholds set forth in the Support Agreement. Furthermore, Famatown has agreed to vote “For” the Company’s resolutions set forth in this proxy statement at the Meeting.
Each of the above Board nominees has been nominated by our Board for election at the Meeting. Our bye-laws require majority voting for the election of directors. A nominee seeking election will be elected if a simple majority of the votes cast are cast in favor of the resolution to elect the director nominee. In determining the number of votes cast, shares that abstain from voting or are not voted will not be treated as votes cast. Each director nominee will be considered separately. You may cast your vote for or against each nominee or abstain from voting your shares in connection with one or more of the nominees.
The N&G Committee and the Board have determined that these nominees possess the appropriate mix of skills and characteristics required of Board members. The Board regularly evaluates the composition of the Board in the context of the perceived needs of the Board at a given point in time. In evaluating potential director nominees, our Board evaluates their qualifications as set forth in our Corporate Governance Policy, which is further described on page 22.
In addition, the Board believes that the Company’s directors should be diverse. The N&G Committee endeavors to include, and have any search firm that it engages include, women, minority and other diverse candidates in the pool of possible director candidates. In furtherance of our commitment to diversity, the N&G Committee is actively recruiting a female Board member, with the assistance of the full Board and a retained search firm.
The Board recommends that shareholders vote FOR each nominee standing for election as director.
As a shareholder of record, if no indication is given as to how you want your shares to be voted, the persons designated as proxies will vote the proxies received FOR each nominee. As a beneficial owner, if you do not provide your broker, bank or other nominee with instruction on how to vote your shares with respect to these resolutions 1a.–1g., your broker, bank or other nominee will not be entitled to cast votes and a broker non-vote will result. Broker non-votes are not considered votes cast and will have no effect on these resolutions.

Nominees

Anton Dibowitz; age 50; President and Chief Executive Officer of Valaris
Anton Dibowitz became the President and Chief Executive Officer of Valaris in December 2021, following his service as the Company’s interim President and Chief Executive Officer since September 2021. Previously, he served as an advisor of Seadrill Ltd., a global offshore drilling contractor, from November 2020 until March 2021. He served as Chief Executive Officer of Seadrill Ltd. from July 2017 until October 2020. Seadrill Ltd. filed for bankruptcy in September 2017. Prior to this, Mr. Dibowitz served as Executive Vice President of Seadrill Management since June 2016, and as Chief Commercial Officer since January 2013. He has over 20 years of drilling industry experience. Prior to joining Seadrill, Mr. Dibowitz held various positions within tax, process reengineering and marketing at Transocean Ltd. and Ernst & Young LLP. He is a Certified Public Accountant and a graduate of the University of Texas at Austin where he received a Bachelor's degree in Business Administration, and Master's degrees in Professional Accounting (MPA) and Business Administration (MBA).
The particular experience, qualifications, attributes and skills that led our Board to conclude that Mr. Dibowitz should serve as a director include his extensive managerial and industry experience, including prior Chief Executive Officer experience.
Gunnar Eliassen; age 36; Investment Director at Seatankers Services (UK) LLP
Mr. Eliassen has served as an investment director at Seatankers Services (UK) LLP, a holding company of assets across several business sectors, since January 2016. In addition, Mr. Eliassen has served as the Chief Executive Officer of ST Energy Transition I Ltd. (NYSE: STET), a special purpose acquisition company targeting energy transition and clean energy technology, since December 2021. Mr. Eliassen previously worked as a Partner at Pareto Securities between 2011 and 2015 and was responsible for executing public and private capital markets transactions with an emphasis on the energy sector. Mr Eliassen currently serves on the board of directors of KLX Energy Services Holding (NASDAQ: KLXE), Golden Close Maritime and NorAm Drilling Company AS. Previous experience includes serving on the Board of Directors of Seadrill Ltd., Aquadrill LLC (formerly known as Seadrill Partners LLC), Quintana Energy Services Inc. and Northern Drilling Ltd. Mr. Eliassen received a Master’s degree in Finance from the Norwegian School of Economics.
The particular experience, qualifications, attributes and skills that led our Board to conclude that Mr. Eliassen should serve as a director include his extensive industry experience and experience with public and private investments, including investments in the energy industry.
Dick Fagerstal; age 61; Executive Chairman of the Global Marine Group
Dick Fagerstal has served as Executive Chairman of the Global Marine Group, based in Chelmsford, United Kingdom, a subsea cable installation and maintenance business operating globally in the telecoms, offshore renewables, and oil and gas sectors, since February 2020. From 2014 to 2020 Mr. Fagerstal served as Chairman & Chief Executive Officer of Global Marine Holdings LLC, which was the prior owner of the business. He also serves as the Lead Independent Director, Chairman of the Audit Committee, member of the Nomination & Governance Committee and member of the ESG Committee of Tidewater Inc. (NYSE: TDW) since July 2017. He served as an Independent Director of Frontier Oil Corporation, Manila, Philippines from 2014 to 2017. Mr. Fagerstal previously held the positions of Senior Vice President, Finance & Corporate Development from 2003 to 2014 and Vice President Finance & Treasurer from 1997 to 2003 at SEACOR Holdings Inc. (NYSE: CKH). Mr. Fagerstal held the positions of Executive Vice President, Chief Financial Officer and Director of Era Group Inc. (NYSE: ERA) from 2011 to 2012 and was the Senior Vice President, Chief Financial Officer, and Director of Chiles Offshore Inc. (AMEX: COD) from 1997 to 2002. From 1986 to 1997, Mr. Fagerstal served as a senior banker at DNB ASA in New York from 1986 to 1997 with a focus on the maritime and energy services industries and before he started his business career, Mr. Fagerstal served as an officer in the Special Air Service unit of the Swedish Special Forces from 1979 to 1983. Mr. Fagerstal received a B.S. in Economics and Law from the University of Gothenburg and an M.B.A. in Finance from New York University, as a Fulbright Scholar.
The particular experience, qualifications, attributes and skills that led our Board to conclude that Mr. Fagerstal should serve as a director include his business, finance and accounting background. In addition, his knowledge of the energy and maritime industries contributes to our Board’s ability to monitor the risks facing our company.

Joseph Goldschmid; age 36; Managing Director at Oak Hill Advisors, L.P. ("OHA")
Joseph Goldschmid has served as a Managing Director with primary focus on stressed, distressed and special situations investments at OHA, an alternative investment firm with over $50 billion under management across performing and distressed credit related investments in North America, Europe and other geographies since November 2019. At OHA, Mr. Goldschmid covers a variety of industries including energy and renewables. Prior to joining OHA, Mr. Goldschmid was a Director in the Distressed & Special Situations Group at Angelo Gordon from January 2016 to August 2019. During his career, Mr. Goldschmid has served on numerous official and ad hoc creditor committees, including several steering committees. Before joining Angelo Gordon, Mr. Goldschmid worked in the Restructuring and Special Situations Group at The Blackstone Group and PJT Partners. Mr. Goldschmid began his career as an Analyst at Morgan Stanley. Mr. Goldschmid previously served on the Board of Directors for Expro Group Holdings International Limited. Mr. Goldschmid holds a B.S. degree from the Massachusetts Institute of Technology, an M.B.A. from Columbia Business School and a J.D. from Columbia Law School, where he was a James Kent Scholar.
The particular experience, qualifications, attributes and skills that led our Board to conclude that Mr. Goldschmid should serve as a director include his prior management and governance experience from overseeing various investments in a variety of industries, including the energy industry.
Elizabeth D. Leykum; age 43; Founder of Serenade Capital LLC
Elizabeth D. Leykum has served as founder of Serenade Capital LLC, an investment firm, since May 2016. From October 2013 to April 2016, she served as a founding principal of HEG Capital LLC, a Connecticut-registered investment advisory firm. Prior to joining HEG Capital, Ms. Leykum was, from June 2012 to September 2013, a Vice President at Rand Group, an investment management services firm. Until June 2012, she was a Vice President of ESL Investments, Inc., which she joined in July 2004. From 2000 to 2002, Ms. Leykum worked in the Principal Investment Area at Goldman, Sachs & Co. She has served on the board of Lands’ End, Inc. (NASDAQ: LE) since April 2014, where she was previously Chairman of the Board, and she has served as a director of IES Holdings (NASDAQ: IESC) since April 2021. She is currently a trustee of The Kinkaid School and the Houston Ballet as well as on the Advisory Board of The Artemis Fund. She graduated Phi Beta Kappa, magna cum laude from Harvard College and received an MBA with distinction from Harvard Business School.
The particular experience, qualifications, attributes and skills that led our Board to conclude that Ms. Leykum should serve includes her work in investment management, which brings to the Board an ability to analyze, assess and oversee corporate and financial performance, and her public company governance experience.
Deepak Munganahalli; age 52; Co-founder of JOULON
Deepak Munganahalli has served as co-founder of JOULON, an energy industry asset management services company, with a primary focus on the EfW (energy from waste) strategy, mergers, acquisitions and divestitures. Prior to serving as co-founder, Mr. Munganahalli served as Chairman of JOULON, an asset management company established in 2016 in partnership with KKR. Prior to founding JOULON, Mr. Munganahalli had a 25 year career with Schlumberger and Transocean. Most recently at Transocean, Mr. Munganahalli held leadership roles as Chief Executive Officer for Caledonia Offshore Drilling and Senior Vice President roles in Innovation and Transformation, Corporate Strategy and the Asia Pacific business. He joined the industry in 1991 working on offshore rigs as an engineer trainee, and has since worked in more than ten countries globally with various positions in the contract drilling business. Mr. Munganahalli is a graduate of the Indian Institute of Technology at Kanpur and the Harvard Business School General Management Program.
The particular experience, qualifications, attributes and skills that led our Board to conclude that Mr. Mungnahalli should serve as a director include his operational and business experience in the offshore drilling industry, which contributes to his ability to assess the ESG risks facing the Company.

James W. Swent, III; age 71; Former President, Chief Executive Officer & Chairman of the Board of the general partner of Southcross Energy Partners, L.P.
James W. Swent III served as the President, Chief Executive Officer & Chairman of the Board of Southcross Energy Partners, GP LLC, the general partner of Southcross Energy Partners, L.P., a provider of natural gas gathering, processing, treating, compression and transportation services and NGL fractionation and transportation services, from September 2018 to June 2020. Previously, Mr. Swent served as Chairman of the Board, President and Chief Executive Officer of Paragon Offshore Limited from July 2017 to April 2018, a global supplier of offshore jack up contract drilling services. From July 2003 to December 2015, he was Executive Vice President and Chief Financial Officer of Ensco plc, a global provider of offshore contract drilling services, which is one of our predecessor entities. He joined Ensco in July 2003 as Senior Vice President and Chief Financial Officer and retired in December 2015. Prior to joining Ensco plc, Mr. Swent served as Co-Founder and Managing Director of Amrita Holdings, LLC. Mr. Swent previously held various financial executive positions in the information technology, telecommunications and manufacturing industries, including positions with Memorex Corporation and Nortel Networks. He served as Chief Executive Officer and Chief Financial Officer of Cyrix Corporation from 1996 to 1997 and Chief Financial Officer and Chief Executive Officer of American Pad and Paper Company from 1998 to 2000. He previously served on the boards of HGIM Corp., Energy XXI Gulf Coast Inc., Co-Chairman of American Pad & Paper Co., Cyrix Corp, and Rodime PLC. Mr. Swent holds a Bachelor of Science degree in Finance and a Master’s degree in Business Administration from the University of California at Berkeley.
The particular experience, qualifications, attributes and skills that led our Board to conclude that Mr. Swent should serve as a director include his experience as a senior executive, including as Chief Executive Officer and Chief Financial Officer of a public company, his finance and accounting expertise, as well as experience with mergers and acquisitions.

RESOLUTION 2
2. TO APPROVE THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM UNTIL THE CLOSE OF THE ANNUAL GENERAL MEETING OF SHAREHOLDERS IN 2023 AND TO AUTHORIZE THE BOARD, ACTING THROUGH THE AUDIT COMMITTEE, TO DETERMINE KPMG LLP'S REMUNERATION.
The Board proposes and recommends the approval of the appointment of KPMG LLP as the Company’s independent registered public accounting firm until the close of the next annual general meeting of shareholders to audit our books, records, and accounts and those of our subsidiaries for the fiscal year ended 31 December 2022, and to authorize the Board, acting by the Audit Committee, to determine the remuneration of the independent registered public accountants.
KPMG LLP has served as our independent registered public accounting firm since the fiscal year ended 31 December 2002, having been duly appointed by the Board or by the Audit Committee each year in conformity with then-applicable rules.
Representatives of KPMG LLP will be present at the Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate shareholder questions.
The Board recommends that shareholders vote FOR the approval of the appointment of KPMG LLP as our independent registered public accounting firm until the close of the Annual General Meeting of the shareholders in 2023 and to authorize the Board of Directors, acting through its Audit Committee, to determine our auditors' remuneration.
As a shareholder of record, if no indication is given as to how you want your shares to be voted, the persons designated as proxies will vote the proxies received FOR resolution 2. If you do not provide your broker, bank or other nominee with instructions on how to vote your shares with respect to this proposal, your broker, bank or other nominee will be entitled to cast a discretionary vote on this proposal as such proposal is a “routine” matter.
Independent Auditor Pre-approval Policies and Procedures

Consistent with SEC rules and policies regarding auditor independence, the Audit Committee has responsibility for appointing and approving the compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.
Under the policy, we submit an itemized listing of all services to the Audit Committee for which pre-approval is requested. Such listing includes a description of each proposed service, the associated estimated fees and other terms of the engagement. To the extent any such service is a non-audit service, the submission includes an explanation as to why such service qualifies as a permitted non-audit service and why providing such service would not impair the independence of our independent registered public accounting firm.
Fees and Services

The aggregate fees (excluding value added taxes) billed to us for the fiscal years ended 31 December 2021 and 2020 by KPMG LLP and its affiliates were as follows (in thousands):

	2021	2020
Audit Fees(1)	$3,839	$3,270
Audit Related Fees	—	—
Tax Fees(2)	380	787
All Other Fees	—	—
	$4,219	$4,057
 ____________________

(1)Includes fees for the audit of our annual consolidated financial statements and audit of the effectiveness of our internal control over financial reporting included in our annual report on Form 10-K, reviews of condensed consolidated financial statements included in our quarterly reports on Form 10-Q, audits of certain subsidiary statutory accounts, attestation services and procedures conducted in connection with bankruptcy proceedings, debt or equity transactions and consents to incorporate KPMG LLP's reports into registration statements filed with the SEC.
(2)Represents fees for tax compliance and other tax-related services.
Our Audit Committee pre-approved the services provided during 2021 and 2020 described above, in accordance with our Audit Committee's policy and the pre-approval requirements of the Sarbanes-Oxley Act of 2002, as amended (the "Sarbanes-Oxley Act"). Accordingly, there were no services for which the de minimis exception, as defined in Section 202 of the Sarbanes-Oxley Act, was applicable. Our Audit Committee has considered whether the provision of non-audit services by KPMG LLP were compatible with maintaining KPMG LLP's independence and has determined that the provision of such non-audit services does not undermine KPMG LLP's independence.

RESOLUTION 3

3. TO APPROVE, ON AN ADVISORY NON-BINDING BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

We are providing our shareholders with the opportunity to vote, on an advisory, non-binding basis, to approve the compensation of our Named Executive Officers for 2022, as disclosed in this Proxy Statement, including the compensation tables, and related narrative disclosures.
Our executive compensation program for 2021 was developed and overseen by the Company’s independent Compensation Committee. We encourage our shareholders to closely review the “Executive Compensation” section below. The program was geared towards driving long-term, sustainable business performance. It was governed by the following key tenets:
•The compensation program was designed to be competitive within the drilling and oilfield services industries and equitable among various positions within the Company;
•The principal objectives of the compensation program are to attract, retain, motivate and reward the executives, managers and professionals that are essential to the Company’s short-term and long-term operational and financial success; and
•The compensation program was structured to promote the alignment of interests between management and our shareholders by ensuring that most of the compensation for the executive officers was variable and earned on the basis of short-term and long-term performance achievement of operational, financial and ESG goals (including personal and process safety) among others.
At the 2017 Annual General Meeting of Shareholders, our shareholders recommended, by advisory vote, a one-year frequency of future advisory votes on executive compensation. In accordance with these results, we intend to hold this vote annually until the next required advisory vote on the frequency of shareholder votes on the compensation of named executive officers, which we expect to hold no later than our 2023 Annual General Meeting of Shareholders.
The Board recommends that shareholders vote FOR the approval of the compensation of our Named Executive Officers.
With respect to the non-binding advisory vote on resolution 3, the result of the vote will not require our Board or any committee thereof to take any action. However, our Board values the opinions of our shareholders and will carefully consider the outcome of the advisory vote on resolution 3.
Smaller Reporting Company
The Company qualifies as a "smaller reporting company" under SEC rules and has elected to prepare this proxy statement as such. Under the scaled disclosure obligations, the Company is not required to provide (and has not provided), among other items, Compensation Discussion and Analysis and certain other tabular and narrative disclosures relating to executive compensation.

CORPORATE GOVERNANCE
Corporate Governance Guidelines

We have adopted a Corporate Governance Policy, which includes governance guidelines that assist the Board and its committees in the exercise of their responsibilities under applicable law and the listing standards of the NYSE. These governance guidelines provide a framework for the Company's governance and the Board's activities, covering such matters as Board membership criteria, director independence, Board meetings, Board structure, Board access to management and independent advisors, limitations on outside directorships, conflicts of interest, director compensation, shareholder communications to the Board, director attendance at shareholder meetings, evaluation of Board and Chief Executive Officer performance, management succession planning, risk oversight, share ownership guidelines and other corporate governance practices and principles. Our Corporate Governance Policy is available in the Governance Documents section under About on our website (www.valaris.com). Paper copies also are available upon request without charge. Such requests should be directed to Investor Relations at 5847 San Felipe, Suite 3300, Houston, Texas 77057.
Governance Practices

Our ethics, governance and compliance practices address all NYSE content requirements as reflected in our Code of Conduct and our Corporate Governance Policy. To assist in its review as to whether the board and its committees are functioning effectively, our board has instituted annual self-assessments of the Board and each of its committees. The directors participate in an annual evaluation of the Board and each committee on which they serve. The Board and each committee discuss the findings, making changes as deemed necessary to improve director communications and the overall effectiveness of board and committee meetings. The N&G committee oversees this evaluation process. The most recent self-assessment, which was conducted earlier this year, was guided by an independent consultant and helped identify the Board's need for additional gender diversity among its members.
We appointed our current Chief Executive Officer in December 2021, and given Mr. Dibowitz's recent appointment, we did not conduct a formal annual evaluation of our Chief Executive Officer's performance in 2021. We intend to conduct an evaluation of our Chief Executive Officer's performance in 2022, consistent with the requirements of our Corporate Governance Policy.
Our governance practices also provide that the independent directors conduct regular executive sessions without management, chaired by Chair of the Board, Elizabeth D. Leykum.
Governance Transparency

Our Board, its standing committees and management are committed to continually pursuing best practices of corporate governance, accountability and transparency. Our committee charters, the Corporate Governance Policy and the Code of Business Conduct are available in the Governance Documents section under About on our website (www.valaris.com). Additional data available under the About tab on our website also includes information on our Board members and the Board’s committee composition. Additionally, our website under the "Investors-Financials" tab has a link to our public filings with the SEC, including equity ownership reports by our directors and executive officers required under Section 16 of the Exchange Act.
Director Nominations

The N&G Committee, with input from other Board members, is primarily responsible for identifying and screening candidates for nomination to Board membership. Additionally, when appropriate, we may retain the services of a third party to identify, evaluate or assist the N&G Committee and the Board in evaluating potential director nominees. Our Board is responsible for nominating individuals to serve on our Board.

Pursuant to our Corporate Governance Policy, candidates nominated for election or re-election to our Board should possess the following qualifications:
•personal characteristics:
•highest personal and professional ethics, integrity and values,
•an inquiring and independent mind, and
•practical wisdom and mature judgement;
•experience at the policy-making level in business, government or education;
•expertise that is useful to our Company and complementary to the background and experience of other Board members (e.g., previous executive and board experience, an international perspective, capital intensive cyclical business experience and knowledge of the global oil and gas industry are considered to be desirable);
•willingness to devote the required amount of time to perform the duties and responsibilities of Board membership;
•commitment to serve on the Board over a period of several years to develop knowledge about our principal operations;
•willingness to represent the best interests of all shareholders and objectively appraise management performance; and
•no involvement in activities or interests that create a conflict with the director's responsibilities to us and our shareholders.
The N&G Committee will evaluate the qualifications of each director candidate, including any nominees recommended by shareholders, against these criteria in making recommendations to our Board concerning director nominations. The N&G Committee is responsible for assessing the appropriate mix of skills and characteristics required of Board members in the context of the perceived needs of our Board at a given point in time and periodically reviews and updates the criteria listed above as deemed necessary. Diversity in background, including ethnicity, gender, age and nationality, for the Board as a whole may be taken favorably into account in considering individual candidates, and it is one of the many factors that the N&G Committee may consider when identifying individuals for Board membership. The Board assesses its effectiveness in this regard as part of the annual Board evaluation process.
Our Board currently consists of seven members, including one woman and one South Asian director. The N&G Committee may identify potential director candidates from a number of sources, including recommendations from directors, management, shareholders and executive recruiting firms retained for such purpose. The N&G Committee uses the same criteria for evaluating candidates regardless of the source of referral.
The N&G Committee will consider director candidates recommended by shareholders. Shareholders wishing to propose a candidate for consideration by the N&G Committee may do so by writing our Company Secretary at our principal executive offices and following the requirements of our bye-laws for director nominations referred to in the "Information Concerning Shareholder Proposals for the 2023 Annual General Meeting of Shareholders" section of this proxy statement.
Our Board believes that the Company’s directors should be diverse. Our N&G Committee endeavors to include, and have any search firm that it engages include, women, minority and other diverse candidates in the pool of possible director candidates. In furtherance of our commitment to diversity, our N&G Committee is actively recruiting a female Board member, with the assistance of the full Board and a retained search firm.

Board Skills Matrix

In accordance with its charter, the N&G Committee develops and recommends to the Board skills, experience, characteristics and other criteria for identifying and evaluating directors, which will inform the N&G Committee's annual evaluation of the composition of the Board to assess whether the mix of skills, experience, characteristics and other criteria are currently represented on the Board and those that may be needed in the future.

The following chart shows how these skills, experience, characteristics and other criteria are represented among our six current directors and Board nominee Gunnar Eliassen.

Board Of Directors Skills Matrix

	Anton Dibowitz	Gunnar Eliassen	Dick Fagerstal	Joseph Goldschmid	Elizabeth Leykum	Deepak Munganahalli	James W. Swent, III
Strategic Planning / Development	●	●	●	●	●	●	●
Energy Industry, including oilfield services	●	●	●	●		●	●
Business Development / Operations	●		●	●	●	●	●
Senior Executive Leadership	●	●	●		●	●	●
Accounting	●		●				●
International Business	●	●	●		●	●	●
Finance / Capital Allocation	●	●	●	●	●	●	●
Human Capital Management	●		●			●	●
Risk Management	●		●	●	●	●	●
Public Company Governance	●	●	●		●		●
Legal / Regulatory				●			
Environment and Sustainability Practices			●	●		●

Director Independence

Our bye-laws and Corporate Governance Policy state that at least a majority of the Board shall be independent, as the term is defined by SEC rules and NYSE Corporate Governance Standards. Except with respect to their directorships and as set forth below, we do not have any business or other relationships with our independent directors. Only independent directors serve on the Board's standing committees. In this regard, our Board has affirmatively determined that all director nominees and directors (being Mr. Eliassen, Mr. Fagerstal, Mr. Goldschmid, Ms. Leykum and Mr. Swent) are independent and have no material relationship with us, with the exception of Messrs. Dibowitz and Munganahalli. Accordingly, a substantial majority of our Board currently is independent as defined above.
In reaching its independence determinations, the N&G Committee and the Board considered the following: Mr. Munganahalli is a director of the Company and is also the co-founder and a current employee of JOULON. The Company regularly does business with several subsidiaries and affiliates of JOULON, which provide goods and services to the Company, including asset management services, structural engineering services, rig repair services, engineering services and high pressure equipment, inspection services, riser related services (including storage, inspection, preservation and repair) and rig stacking and maintenance arrangements. As of 13 April 2022, we have paid fees of $25.1 million since 1 January 2020 related to these goods and services.
Our Corporate Governance Policy provides that a director who changes his or her principal occupation shall promptly notify the Board of the change and submit a pro-forma letter of resignation to the Board. Under this policy, the other directors shall then meet in private session, determine whether the change of occupation impacts the director's independence or creates a conflict of interest and decide whether to accept or reject the pro-forma resignation.
Board Structure

The Board believes a separation of the Chair of the Board and Chief Executive Officer best serves the objectives of the Board's oversight of management, the Board's ability to carry out its roles and responsibilities on behalf of the shareholders, and the Company's overall corporate governance. The Board believes the separation of the Chair of the Board and Chief Executive Officer roles also allows Mr. Dibowitz to focus on operating and managing the Company and leverages the Chair of the Board's experience and perspectives. In addition, the Board believes that its leadership structure as described above provides an effective framework for addressing the risks facing our Company, as discussed in greater detail under "Risk Management Oversight." The Board has authority to modify this structure to best address the Company's circumstances and advance the best interests of shareholders as and when appropriate.
Our governance practices provide for strong independent leadership, independent discussion among directors, independent evaluation of, and communication with, members of senior management and independent oversight of the Company's operational, fiscal and risk management activities. These governance practices are reflected in our Corporate Governance Policy and the standing committee charters, all of which are available on our website.
Relevant provisions of the Corporate Governance Policy include:
•Independent directors meet at regularly scheduled executive sessions without the presence of the Chief Executive Officer and other Company personnel at each regular Board meeting and may convene such sessions during any Board meeting or by notice of a special Board meeting, which any two directors may cause to be called.
•Independent directors have open access to Valaris' management and independent advisors, such as attorneys or auditors.
•Independent directors are encouraged to suggest items for inclusion in the agenda for Board meetings and are free to raise subjects that are not on the meeting agenda.

•The Presiding Chair leads executive sessions of the independent directors and serves as the interface between the independent directors and the Chief Executive Officer in communicating the matters discussed during executive sessions. The Board believes that this structure facilitates full and frank discussions among all independent directors. The Presiding Chair also:
◦develops an appropriate schedule of Board meetings and reviews in advance the agenda for Board meetings and Board committee meeting schedules as prepared by the Chief Executive Officer and the Secretary;
◦develops standards as to the quality, quantity and timeliness of the information submitted to the Board by the Company's management;
◦develops the agendas for and serves as chair of the executive sessions of the Board's independent directors;
◦serves as principal liaison between and among the independent directors and the Chief Executive Officer in respect of, and meets with the Chief Executive Officer one-on-one to discuss, issues discussed at executive sessions of the independent directors and feedback to the Chief Executive Officer; and
◦participates in recommendations regarding recruitment of new directors, management succession planning and annual Board performance and Chief Executive Officer evaluations.
Board Meetings and Committees

The Board met 20 times during the year ended 31 December 2021. The Board has five standing committees, the Audit Committee, the N&G Committee, the Compensation Committee, the ESG Committee and the Strategy Committee. During 2021 each incumbent director attended at least 75% of the aggregate meetings held by the Board and the committees of which he or she was a member.
The independent directors conducted executive sessions without management during each of the four regular quarterly meetings of the Board. Only independent directors serve on the Board's Audit, Compensation and N&G Committees.
Audit Committee

We have established and maintain an Audit Committee, which operates under a charter, in accordance with the rules promulgated under the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"). The principal functions of our Audit Committee, as set forth in its charter, are to:
•appoint independent auditors to examine, review and audit our consolidated financial statements;
•review the general scope of services to be rendered by the independent auditors;
•pre-approve all services of the independent auditors and authorize payment of their associated fees;
•review with management the adequacy and effectiveness of our internal controls over financial reporting;
•review with management our earnings releases, quarterly financial statements and annual audited financial statements along with certain other disclosures;
•review, approve and oversee related party transactions and monitor compliance with our Code of Conduct; and
•provide oversight of risks associated with the Company's financial performance, information technology ("IT") and cybersecurity, internal and external audit functions, legal and tax contingencies and other exposures.
Our Audit Committee met seven times during 2021. The Audit Committee currently consists of Chair Fagerstal, Ms. Leykum and Mr. Swent, all of whom meet the independence criteria for audit committee members prescribed by the SEC and NYSE. None of the members of our Audit Committee serve on more than three public company audit committees.

Our Board has determined that Messrs. Fagerstal and Swent meet the requisite SEC criteria to qualify as an audit committee financial expert, are financially literate and have accounting or related financial management expertise as defined in the NYSE Corporate Governance Standards. In making recommendations and determinations regarding audit committee financial experts, our Board and the Audit Committee considered the relevant academic and professional experience of the Audit Committee members.
Compensation Committee

The principal functions of our Compensation Committee, as set forth in its charter, are to:
•review and approve executive compensation, including matters regarding our various benefit plans, independently or in conjunction with our Board, as appropriate;
•review with management and approve any significant changes to the Company's compensation structure and various benefit plans;
•oversee administration of the Company's incentive-compensation and equity-based compensation plans, including the corporate goals and objectives applied to the compensation of the Company's executives;
•oversee compliance with SEC rules and regulations governing executive compensation; and
•evaluate appropriate compensation levels for non-employee directors.
During 2021, the Compensation Committee met 11 times. The Compensation Committee currently consists of Chair Goldschmid, Ms. Leykum and Mr. Swent, all of whom meet the independence criteria prescribed by the SEC and NYSE for service on a compensation committee.
Environmental, Social and Governance (ESG) Committee

The principal functions of our ESG Committee, as set forth in its charter, are to:
•review with management the Company’s definition of ESG and existing policies, programs and practices regarding ESG matters, the scope of potential ESG risks, liabilities and opportunities facing the Company, and the adequacy of the Company’s policies and programs to manage these risks, liabilities and opportunities;
•review with management the Company's specific governance around climate and emissions related risks and opportunities, including strategy, risk management, metrics and targets; and
•review with management the Company's ESG disclosures, including the Company's annual Sustainability Report.
During 2021, the ESG Committee met three times. The ESG Committee currently consists of Chair Munganahalli, Mr. Fagerstal and Ms. Leykum.
Nominating and Governance Committee

The principal functions of our N&G Committee, as set forth in its charter, are to:
•select, identify and screen candidates for nomination to our Board;
•recommend the composition of committees of our Board;
•recommend our slate of officers;
•oversee and recommend matters of corporate governance, independently or in conjunction with our Board, as appropriate; and

•involvement in succession planning both from a general standpoint and with respect to a potential emergency situation that might impact the ability of the Board and executive management to continue the performance of their respective functions and responsibilities.
During 2021, the N&G Committee met five times. The N&G Committee currently consists of Chair Swent, Mr. Goldschmid and Ms. Leykum, all of whom meet the independence criteria prescribed by the NYSE for service on a nominating committee.
Strategy Committee

The principal functions of our Strategy Committee are to assist the Board in overseeing the Company’s strategic mergers and acquisitions (M&A) opportunities. During 2021, the Strategy Committee met two times. The Strategy Committee currently consists of Chair Dibowitz, Messrs. Goldschmid and Munganahalli and Ms. Leykum.
Director Attendance at the Meetings of Shareholders

Our Corporate Governance Policy provides that, barring extenuating circumstances, all members of the Board shall attend our annual general meetings of shareholders and also are encouraged to attend any and all other general meetings that may be duly convened. All incumbent directors serving on the Board at the time of the 2020 Annual General Meeting of Shareholders attended the meeting. Under Bermuda law, the Company was not required and did not hold an Annual General Meeting of Shareholders in 2021 as it was the Company's incorporating year.
Code of Conduct

Our Code of Conduct applies to all of our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller. We also expect our business partners, including joint venture partners, vendors and other third parties, to act consistently with our Code of Conduct. Our Code of Conduct addresses all NYSE content requirements and includes provisions addressing conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of our assets and compliance with our policies and with laws, rules and regulations, including laws addressing insider trading, anti-competitive conduct and anti-bribery, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010. No waivers of the provisions of our Code of Conduct have been requested or granted since the Code of Conduct was first issued on 1 November 2002.
Our Code of Conduct provides for confidential and anonymous submission of reports of non-compliance with our Code of Conduct, including reports of accounting, auditing or other business irregularities, by any employee or other person to the Company or directly to our Board or relevant Board Committee.
Shareholder Communications

Shareholders, employees and other interested parties may report concerns regarding questionable accounting, auditing or other matters on a confidential basis directly to the relevant presiding Valaris Committee Chairs. This process, which is available on the Ethics & Compliance section under Corporate Responsibility on our website (www.valaris.com), provides a means for submission of such interested parties' communications. Such communications may be submitted by mail, addressed as follows: Valaris Board, 1415 South Voss Rd., Suite 110, P.O. Box 135, Houston, Texas 77057. Mail so addressed will be forwarded, unopened, directly to the Chair of the Board unless specifically addressed to a Committee Chair or individual director and will not be screened by management.

Hotline Reports and Investigations

We have a telephonic and web-based Hotline system to encourage reporting of possible wrongdoing, violations of our Code of Conduct, or other issues that threaten our reputation (the "Hotline"). The Hotline is managed by an independent third party to protect employee privacy and includes the ability to report concerns anonymously, where permitted by law. Any Hotline allegations are investigated and addressed by a Company management committee working under the direction of, and reporting regularly to, the Audit Committee.
Risk Management Oversight

The Board and its committees are actively involved in the oversight of risks that could impact our Company. The Board oversees the management of enterprise-wide risks, such as those related to macroeconomic and market conditions, commodity prices, strategic decisions, significant operating risks and disruptions.
The Board regularly reviews the Company's financial condition and results of operations and discusses various strategies as it deems appropriate considering market conditions facing the Company. The Board annually approves a budget, with subsequent approval required for any significant variations. On a quarterly basis, the General Counsel reports to the Board on legal matters that may have a significant impact on the Company's financial statements. The Board also receives periodic reports regarding the Company's insurance program and is apprised of all material variations in coverage or premium cost in connection with each annual insurance renewal.
In addition, the Board oversees the Company's management of risk in the areas of health, safety and environment. For example, the Board reviews statistics regarding safety incidents, including an in-depth review of the most serious incidents and related mitigation; reviews the regional risk to employees, assets and the Company's operations; and reviews any material compliance issues or any material pending or threatened proceedings regarding health, safety or environmental matters.
The Board also oversees risks through the Company's enterprise risk management program, which is designed to identify significant risks facing us, including operational safety, operational performance, regulatory, environmental and cybersecurity risks. Our Internal Audit Department is responsible for implementing the program, which involves the identification of risks facing the Company, the assessment of existing and required mitigation plans for those risks and the ongoing monitoring of both. On a quarterly basis, our Internal Audit Department assesses risk trends, identifies new potential risks and reviews mitigation plans with a cross-functional Enterprise Risk Committee. The Enterprise Risk Committee reports its results to the Board quarterly. The Board reviews the identified risks, mitigation plans and monitoring reports and takes action as deemed appropriate.
The Board has delegated to its Committees the responsibility to monitor specific risks and receives regular updates from its Committees on those risks.
The Audit Committee plays a significant role in the oversight of risks associated with the Company's financial performance, IT and cybersecurity, internal and external audit functions, legal and tax contingencies and other exposures. The Company's independent auditors, the head of IT, the Director of Internal Audit and the Chief Compliance Officer report to the Audit Committee at each quarterly meeting. The Audit Committee reviews and approves the annual internal audit plan and budget and also receives reports on all internal audits. Hotline reports and related investigations conducted pursuant to our Code of Conduct are reviewed quarterly in executive session of the Audit Committee with the Chief Compliance Officer. The Vice President of Tax submits a quarterly report to the Audit Committee on tax matters that may have a significant impact on the Company's financial statements. In addition, with the Audit Committee’s oversight, the Company engages third party experts to assess aspects of the Company’s cybersecurity program. The Company’s employees also undertake an annual cybersecurity training program, which is augmented by additional training and communications on information technology and cybersecurity matters throughout the year. The Audit Committee is actively engaged in the oversight of our information technology and cybersecurity program. The Audit Committee, at least quarterly, receives reports from the head of IT on, among other things, the Company’s cybersecurity risks and measures, training and organizational readiness.

The Compensation Committee, in consultation with its compensation consultants, establishes performance goals for the Company's various compensation plans that are intended to drive behavior that does not encourage or result in any material risk of adverse consequences to the Company and its shareholders.
The N&G Committee and the Board also are actively involved in succession planning both from a general standpoint and with respect to a potential emergency situation that might impact the ability of the Board and executive management to continue the performance of their respective functions and responsibilities.
In 2021, the Board formed the ESG Committee which is responsible for providing oversight and guidance with regard to environmental, social and governance matters and for reviewing the Company's Sustainability Report. The ESG Committee oversees the scope of potential ESG risks, liabilities and opportunities facing the Company and the adequacy of the Company’s policies and programs to manage these risks, liabilities and opportunities. The Committee also reviews with management the Company’s specific governance around climate and emissions related risks and opportunities, including strategy, risk management, metrics and targets.

Sustainability

At Valaris, our purpose is to provide responsible solutions that deliver energy to the world. Our values of integrity, safety, excellence, respect, ingenuity and stewardship guide us as we fulfill our purpose. We continue on our journey to take care of the environments in which we operate and to serve the communities and geographies in which we work.
In support of these efforts, we have:
•Published an ESG Position Statement, which reflects our commitment to developing targets focused on reducing emissions; implementing technology solutions that positively contribute to the Paris Agreement goal to limit global warming to 1.5 degrees Celsius; and focusing on the diversity of the Company’s workforce. The Valaris Executive Management Team and the Board’s ESG Committee reviewed and endorsed the statement and will review progress against these targets annually once they are developed.
•Published our Annual Sustainability Report, which highlights the sustainability efforts that demonstrate our commitment to our purpose, values and communities. This report was prepared in accordance with the Sustainability Accounting Standards Board standards applicable to our industry and includes reporting of our Scope 1, 2 and 3 greenhouse gas emissions, among other data. We have published an annual sustainability report since 2016.
•Formed the Board’s ESG Committee, which is responsible for providing oversight and guidance with regard to environmental, social and governance matters, including oversight of climate and emissions related risks and for reviewing the Company’s annual Sustainability Report.
•Established the Green Sustainability Team, an internal cross-functional working group that includes employees from various levels of the organization, to coordinate our ESG efforts and to gain knowledge from our peers by learning from their progress. In addition, we are building an internal Sustainability function that will direct our sustainability efforts going forward.
•Implemented initiatives to increase energy efficiency and reduce emissions, including
◦drillship VALARIS DS-12 became the first vessel in the world to receive the ABS Enhanced Electrical System Notation EHS-E, which recognizes the vessel’s ability to optimize its power plant performance, enabling operations on fewer generators and thereby reducing emissions;
◦jackup VALARIS 123 was upgraded with a selective catalytic reduction (“SCR”) system prior to working on a carbon dixoide ("CO2") transport and storage project. Valaris currently has an SCR system fitted on four drillships and one jackup. When in operation, the SCR system is designed to eliminate almost all nitrogen oxide ("NOX") emissions from the rig;
◦optimizing supply chain and logistics processes, including the reduction of carbon-intensive air freight, to improve efficiency and reduce Scope 3 greenhouse gas emissions; and
◦customer recognition of our sustainability efforts, including the distinction of being the best performer for drilling rigs in Eni’s 2021 HSE and Sustainability Awards.

•Endeavored to support and build diversity and inclusion throughout our workforce, as our operations span the globe, we seek to bring local employment for the benefit of the communities in which we work. Over 55 nationalities are represented in our workforce as of March 2022.
•Aligned compensation with ESG performance by setting a spill prevention performance component of our 2022 Valaris Cash Incentive Plan. Spill prevention performance is a measure that considers the environmental impact of any substances released in the course of our operations. The spill prevention performance metric applies a weighted score for each spill based on both the type of material released and the volume released. This approach recognizes that a larger spill volume of one type of material (such as brine) may not have the same impact of a smaller volume of a more hazardous material (such as hydrocarbons).
•Continued investments in our workforce during the pandemic, including deploying an offshore safety leadership program and developing an internal onshore leadership program focused on improving workforce engagement.
•Supported employee wellness by responding to the COVID-19 pandemic’s pressures on our workforce and implementing several initiatives to increase awareness of and provide support for their mental health and wellness.
Our ESG Position Statement and Sustainability Reports are not incorporated into this proxy statement but may be found on the “Safety & Environment – Sustainability” section of our website. Company goals are aspirational and may change. Statements regarding the Company’s goals are not guarantees or promises that they will be met. Content available at websites and in documents referenced in this section are not incorporated herein and are not part of this proxy statement.
Related Party Transactions

The Board has adopted a written policy that sets out the procedures for the review and approval or ratification, where pre-approval is not possible, of interested transactions with a related person in which (1) the Company or any of its subsidiaries is a participant, and (2) any “related person” (executive officer, director or nominee for election as a director, security holder who is known to the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities, or an immediate family member of any of the foregoing) has or will have a direct or indirect interest. Except with respect to compensatory arrangements with our directors or officers that fall within the purview of the Compensation Committee, the Audit Committee is responsible for reviewing and approving the terms and conditions of all proposed interested transactions. In determining whether to approve or ratify an interested transaction, the Audit Committee will take into account whether the interested transaction is fair and in the overall best interest of the Company. In addition, the Audit Committee will consider other factors it deems appropriate, such as whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

AUDIT COMMITTEE REPORT
The Audit Committee of the Board of Directors of the Company is composed of three independent directors who satisfy the requirements of independence as established by Section 10A of the Exchange Act and the NYSE listing standards. The Audit Committee is governed by a written charter adopted by the Board of Directors. Our Audit Committee charter is available in the Governance section under the About tab on our website (www.valaris.com). To fulfill its responsibilities, the Audit Committee of the Company met seven times during the 2021 fiscal year.
Management is responsible for the Company's internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements and internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. The Audit Committee is directly responsible for recommending the appointment and approval of the compensation and oversight of the independent registered public accounting firm employed by the Company (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent registered public accounting firm reports directly to the Audit Committee.
The Audit Committee evaluates the qualifications, compensation, performance and independence of the Company’s independent registered public accounting firm. In determining whether to recommend the independent registered public accounting firm employed by the Company for reappointment, the Audit Committee considered the qualifications, performance and independence of the firm and the audit engagement team; the quality of services provided by the firm; the effectiveness of the communication and interaction between the independent registered public accounting firm, management and the Audit Committee; and the fees charged for the quality and breadth of services provided.
The Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm's independence.
The Audit Committee has recommended, and the Board of Directors, in the exercise of its business judgement, has approved, inclusion of the Company's audited consolidated financial statements in the Company's annual report on Form 10-K for the year ended 31 December 2021, to be filed with the SEC. The recommendation was based upon the Audit Committee's review, the exercise of its business judgement, the discussions referred to above and reliance upon the Company's management and independent registered public accounting firm.
Submitted by the Audit Committee:
Dick Fagerstal, Chair
Elizabeth D. Leykum
James W. Swent, III
18 February 2022
In accordance with the recommendation of our Audit Committee, our Board approved inclusion of the audited consolidated financial statements in our annual report on Form 10-K for the year ended 31 December 2021, and all of our directors acknowledged such approval by signing the annual report on Form 10-K as filed with the SEC on 22 February 2022.

GENERAL MATTERS
Neither the Board of Directors nor management intend to bring before the Meeting any business other than the matters referred to in the Notice of the Meeting and this proxy statement. If any other business should come properly before the Meeting, or any adjournment or postponement thereof, the proxy holders will vote on such matters at their discretion.
EXECUTIVE COMPENSATION
Summary Compensation Table

The table below sets forth the total compensation paid or awarded to each of our NEOs for the fiscal years ended 31 December 2021 and 2020. Messrs. Dibowitz, Gibbins, Luca and Quintero were not NEOs for the fiscal year ended 31 December 2020.
Summary Compensation Table

Name and Principal Position (1)	Year	Salary ($)(2)	Bonus ($)(3)	Share Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Anton Dibowitz	2021	271,115	—	14,683,726	432,426	31,832	15,419,099
President and Chief Executive Officer
Darin Gibbins	2021	308,077	28,000	370,271	295,969	747	1,003,064
Interim Chief Financial Officer and Vice President, Investor Relations and Treasurer
Gilles Luca	2021	525,000	—	3,921,762	1,067,794	424,162	5,938,718
Senior Vice President, Chief Operating Officer
Thomas P. Burke	2021	707,898	—	10,897,489	2,833,923	4,048,603	18,487,913
Former President and Chief Executive Officer	2020	855,000	1,282,500	1,423,447	3,397,129	609,014	7,567,090
Jonathan Baksht	2021	463,798	—	4,138,749	1,234,713	2,108,206	7,945,466
Former Executive Vice President and Chief Financial Officer	2020	550,000	1,375,000	582,699	1,628,022	83,847	4,219,568
Alan Quintero	2021	387,904	—	2,786,991	862,640	874,054	4,911,589
Former Senior Vice President, Business Development
____________________
(1)Mr. Dibowitz was appointed as Interim President and Chief Executive Officer effective 3 September 2021 and as President and Chief Executive Officer effective 8 December 2021. Mr. Gibbins was appointed as Interim Chief Financial Officer effective 3 September 2021.
Messrs. Burke, Baksht and Quintero each stepped down from their executive roles at the Company on 2 September 2021, with separation from the Company occurring on 15 September 2021.
(2)The amounts disclosed in this column include amounts voluntarily deferred under the Ensco Savings Plan, our tax-qualified 401(k) retirement plan.
(3)The amount disclosed in this column for Mr. Gibbins represents a one-time bonus paid upon our emergence from bankruptcy.

The amounts disclosed in this column for 2020 consist of cash retention payments awarded to Messrs. Burke and Baksht in February and May 2020. As a condition of receipt of these payments, each NEO was required to forfeit all previously granted 2020 restricted share units ("RSUs") and 2020 performance units. In addition, Mr. Burke's full retention bonus and a total of $1.1 million of Mr. Baksht's was subject to repayment on an after-tax basis in the event the former NEO would have resigned without good reason or had been terminated for cause prior to the earlier of 15 May 2021, a change in control or completion of our financial restructuring.

(4)The amounts disclosed in this column represent the aggregate grant date fair value of RSUs granted in 2021 and 2020 and performance share units ("PSUs") granted in 2021 as follows:

Name	Grant Year	Restricted Share Units (#)		Restricted Share Units ($)	Performance Share Unit Awards (#)		Performance Share Unit Awards ($)	Total ($)(c)
Anton Dibowitz	2021	121,738	(a)	3,853,145	624,920		10,830,581	14,683,726
Darin Gibbins	2021	14,799		370,271	n/a	(b)	n/a	370,271
Gilles Luca	2021	41,403		1,035,903	212,532		2,885,859	3,921,762
Thomas P. Burke	2021	115,047	(c)	2,878,476	590,570	(c)	8,019,013	10,897,489
	2020	466,704	(d)	1,423,447	—		—	1,423,447
Jonathan Baksht	2021	43,695	(c)	1,093,249	224,289	(c)	3,045,500	4,138,749
	2020	191,049	(d)	582,699	—		—	582,699
Alan Quintero	2021	29,424	(c)	736,188	151,034	(c)	2,050,803	2,786,991
____________________
(a)Includes 18,434 RSUs with a grant date fair value of $546,384 awarded to Mr. Dibowitz on 1 July 2021, upon his appointment to the Board, prior to his employment by the Company effective 3 September 2021. A total of 12,930 of such RSUs vest ratably in three annual installments and 5,504 of such RSUs vest in full on the first anniversary of the date of grant or the Company’s next annual shareholder’s meeting, whichever occurs first.
(b)Mr. Gibbins was not an executive officer as of July 2021 and did not receive an award of PSUs in 2021. He participated in our non-executive officer long-term incentive program and received his 2021 award entirely in the form of time-based RSUs that vest and settle ratably in three equal annual installments. See "Narrative Disclosure to Summary Compensation Table" below for additional information.
(c)Messrs. Burke, Baksht and Quintero were each granted awards, which were forfeited upon their respective separations from the Company and never realized any value from the grants. However, in accordance with SEC disclosure requirements, the full grant date value of such awards is reflected in the “Share Awards” column of the Summary Compensation Table above.
(d)These 2020 RSUs were subsequently forfeited as a condition of receipt of the cash retention bonuses described in footnote 3 above.

The grant date fair value for RSU and PSU awards are measured using the market value of our shares on the date of grant and the estimated probable payout on the date of grant, respectively, as described in "Note 12 Share Based Compensation" included in "Item 8 Financial Statements and Supplementary Data" to our 31 December 2021 audited consolidated financial statements included in our annual report on Form 10-K filed with the SEC on 22 February 2022. See also "Narrative Disclosure to Summary Compensation Table" below for additional information on all 2021 awards.

The 2021 performance share unit awards are payable in shares and allocated based on three performance goals and subject to achievement of those performance goals based on (a) designated share price hurdles whereby our closing stock price must equal or exceed certain market price targets for ninety consecutive trading days (the "Share Price PSUs"); (b) relative return on capital employed ("Relative ROCE") as compared to a specified peer group, all as defined in the award agreements (the "Relative ROCE PSUs") and (c) specified strategic goals as established by the Compensation Committee (the "Strategic PSUs"). All such PSUs are payable in equity following a three-year performance period with the final payout ranging from 0% to 150% of target units granted based on performance against the applicable objectives. See "Narrative Disclosure to Summary Compensation Table — 2021 Long-Term Incentive Awards" below for additional information on the 2021 PSU awards' targets.
The grant-date fair value per unit for the Relative ROCE PSUs and the Strategic PSUs was equal to the closing price of the Company's common shares on the grant date, which was $25.02 for the awards to Messrs. Luca, Burke, Baksht and Quintero on 19 July 2021 and $32.01 for the awards to Mr. Dibowitz on 8 December 2021. As only the first year’s strategic goals for the Strategic PSUs were established in 2021, only such portion of the award is deemed granted for financial accounting purposes and included in the table above. The remaining portions of the Strategic PSUs will be deemed granted for financial accounting purposes and reported for the 2022 fiscal year and 2023 fiscal year, respectively. The Share Price PSUs were valued at the date of grant using a Monte Carlo simulation, which included assumptions related to expected price volatility, the risk free interest rate and expected dividend yield which were:
•67%, 0.37% and nil, respectively for Messrs. Luca, Burke, Baksht and Quintero's grant on 19 July 2021 resulting in a fair value per Stock Price PSU of $11.04; and
•58%, 0.85% and nil, respectively, for Mr. Dibowitz's grant on 8 December 2021 resulting in a fair value per Stock Price PSU of $14.07.
The expected price volatility assumption is estimated using market data for certain peer companies during periods in which our own trading history is limited. As our trading history increases, it will bear greater weight in determining our expected price volatility assumption.
While the table above represents the grant-date fair value of the PSUs granted, if the maximum level of payout were to be achieved by Messrs. Dibowitz and Luca, or would have been achieved in the case of former executives Messrs. Burke, Baksht and Quintero, the aggregate value of the 2021 PSU award based on the closing price on the date of grant would be as follows:

Name	Maximum Payout ($)
Anton Dibowitz	21,822,241
Gilles Luca	5,800,962
Thomas P. Burke (a)	16,119,333
Jonathan Baksht (a)	6,121,877
Alan Quintero (a)	4,122,393
(a)These 2021 PSU awards were forfeited upon each former executive's respective separation from the Company and never realized any value from the grants.
(5)The amounts disclosed in this column represent bonuses earned for the 2021 and 2020 plan years pursuant to the Valaris Cash Incentive Plan ("VCIP"). In connection with the Company's bankruptcy proceedings, the VCIP was designed to provide for quarterly incentives earned over the period of 1 April 2020 through 30 June 2021 based on the achievement of personal safety, process safety, downtime and expense reduction performance metrics. For the fourth quarter 2020, and the first and second quarter 2021 programs, earnings before interest, tax, depreciation and amortization ("EBTIDA") was added as a performance metric. The second quarter 2020 and third quarter 2020 VCIP were prepaid at 100% of target in June 2020. Upon bankruptcy court approval, the Company resumed payments under the VCIP, subject to certain revisions. The revisions resulted in a true-up to the second quarter and third quarter 2020 performance awards, which were paid in 2021 upon the Company’s emergence from bankruptcy. The earned fourth quarter 2020 VCIP was paid in February 2021 but is reflected as a 2020 amount as it pertains to performance in the 2020 period. Additionally, the first and second quarter 2021 VCIP amounts, which were based on the metrics originally established in 2020, as revised by the bankruptcy court, are included in this column for the first half of 2021.

The VCIP for the second half of 2021 ("2H 2021 VCIP") was designed to provide for a six month incentive earned over the period 1 July 2021 to 31 December 2021, based on the achievement of personal safety, process safety, downtime reduction, backlog addition and earnings before interest, tax, depreciation, amortization and reactivation costs ("EBITDAR") performance metrics. Although the 2H 2021 VCIP amounts were not paid by 31 December 2021, amounts shown in this column include all amounts earned for the six month period 01 July 2021 through 31 December 2021, which were paid in March 2022. The 2H 2021 VCIP was approved by the Compensation Committee to motivate our executives to achieve key near-term goals for the remainder of the 2021 fiscal year that were designed to position the Company for long-term success before we returned to a more traditional annual cash incentive program in 2022.
See “Narrative Disclosures to Summary Compensation Table” section for more discussion on the 2020 and 2021 VCIP.
For Mr. Baksht, the 2020 amounts disclosed in this column also include a $425,250 payout of the relative ROCE component of the performance awards granted to him in 2018.
(6)See the "All Other Compensation Table" below.

All Other Compensation Table

The table below sets forth the overseas allowances, premiums paid for group term life insurance, cash severance and certain other payments described below for the fiscal year ended 31 December 2021:
All Other Compensation Table
For the Year Ended 31 December 2021

Name	Overseas Allowances ($)(1)	Group Term Life Insurance ($)(2)	Cash Severance ($)(3)	Other ($)(4)	Total ($)
Anton Dibowitz	—	582	—	31,250	31,832
Darin Gibbins	—	747	—	—	747
Gilles Luca	411,129	1,323	—	11,710	424,162
Thomas P. Burke	321,675	1,418	3,639,128	86,382	4,048,603
Jonathan Baksht	—	960	2,035,000	72,246	2,108,206
Alan Quintero	—	803	828,000	45,251	874,054
____________________
(1)See table immediately below for details of Overseas allowances and reimbursements paid to our NEOs for the year ended 31 December 2021.

Name	Cost of Living Allowance ($)	Housing Allowance ($)	Tax Equalization ($)	Dependent Tuition Allowance ($)	Other ($)(a)	Total ($)
Gilles Luca	24,000	133,560	204,928	20,413	28,228	411,129
Thomas P. Burke	18,750	120,000	150,430	—	32,495	321,675

(a)    The Other column consists of relocation expenses for Messrs. Luca and Burke.
(2)The amounts disclosed in this column represent the group term life insurance premiums paid for each NEO.
(3)The amounts disclosed in this column represent the lump sum cash severance payment made to Messrs. Burke, Baksht and Quintero as a result of the separation of these former executives.
(4)The amounts disclosed for Mr. Dibowitz relate to cash fees received for services on the Board prior to his commencing employment with the Company on 3 September 2021, including a $25,000 retainer fee, $3,750 for his role as the Strategy Committee Chair and $2,500 for his role on two other Board committees. The amounts disclosed for Mr. Luca include $6,289 related to tax preparation fees and $5,421 related to a vehicle lease. The amounts disclosed for Mr. Burke include $43,269 related to retainer fees for service as a board member of Saudi Aramco Rowan Offshore Drilling Company ("ARO"), $26,082 in reimbursement of legal fees in connection with the finalization of his separation and release agreement as well as certain other advisory matters, $9,077 in subsidized COBRA premiums, $7,234 related to tax preparation fees and a $720 U.S. tax gross-up on certain third party professional fees. The amounts disclosed for Mr. Baksht include $24,539 for reimbursement of legal fees in connection with the finalization of his separation and release agreement as well as certain other advisory matters, $20,000 in Company-paid outplacement service fees, $15,921 for a U.S. tax gross-up on certain third party professional fees, $8,144 for tax preparation fees and $3,642 in subsidized COBRA premiums. The amounts disclosed for Mr. Quintero include $20,000 in Company-paid outplacement service fees, $8,144 related to tax preparation fees, $7,930 for reimbursement of legal fees in connection with the finalization of his separation and release agreement, $5,145 related to U.S. tax gross-up on certain third party professional fees and $4,032 in subsidized COBRA premiums.

Narrative Disclosures to Summary Compensation Table

Mr. Dibowitz’s Compensation Arrangements
When Mr. Dibowitz was appointed to our Board in July 2021, he participated in our director compensation program (See “Director Compensation” section below), which included annual and emergence director equity grants. On 3 September 2021, he was appointed as our Interim President and Chief Executive Officer, at which time the Board approved a monthly base salary of $71,250 and participation in our annual short-term incentive bonus plan. His targeted annualized incentive award was set at 110% of his base salary, and his bonus for 2021 was earned under our previously approved second half bonus program and pro-rated for Mr. Dibowitz’s period of employment (See “2021 Cash-Based Awards” below).
On 8 December 2021, Mr. Dibowitz was appointed as our President and Chief Executive Officer and entered into an employment agreement with Valaris and Ensco Corporate Resources LLC (the “Dibowitz Employment Agreement”). Under the Dibowitz Employment Agreement, Mr. Dibowitz is entitled to an annual base salary of $950,000 and, effective as of 1 January 2022, a target annual bonus of 115% of his base salary. The Dibowitz Employment Agreement also includes severance provisions (See “Termination or Change in Control Payments and Benefits” below).
Mr. Gibbins’ Compensation Arrangements
On 3 September 2021, Mr. Gibbins was appointed as our interim Chief Financial Officer. In connection with his appointment, the Compensation Committee approved a monthly increase in his annual base salary of $10,000, which was previously $255,000 per year. Mr. Gibbins’ target bonus under our 2021 second half bonus program was set at 50% of his annual base salary. In light of his interim role, Mr. Gibbins continues to participate in our Non-Executive Employee Severance Plan (See “Termination or Change in Control Payments and Benefits” below).
Mr. Luca’s Compensation Arrangements
Mr. Luca’s annual base salary for 2021 was set at $525,000 and his target bonus under our 2021 second half bonus program was set at 85% of his annual base salary. In August 2021, the Committee approved a special cash bonus award for Mr. Luca in the amount of $1,500,000, which becomes payable in three equal installments in July 2022, August 2022 and February 2023, subject to Mr. Luca’s continued employment through each applicable payment date. Any unpaid portion of the award will accelerate and pay out in the event of his termination without cause, death or disability. Mr. Luca also participates in the Valaris Executive Severance Plan (See “Termination and Change in Control Payments and Benefits” below).
Mr. Burke’s Separation
On 2 September 2021, Mr. Burke stepped down from his position as our President and Chief Executive Officer and as a member of the Board. Mr. Burke continues to serve as a member of the Board of Managers of Saudi Aramco Rowan Offshore Drilling Company (the “ARO Board”), our 50/50 joint venture with Saudi Aramco. Mr. Burke receives an annualized retainer of $150,000 for his service on the ARO Board, which is paid quarterly in arrears.
In connection with his separation, and pursuant to the terms of his then current employment agreement, Mr. Burke received: (a) cash severance payments totaling $3,639,128; (b) a pro-rated second half 2021 bonus in the amount of $277,473 based on actual performance for the 6-month period; (c) subsidized COBRA premiums for up to 24 months with a total potential value of $72,612; and (d) reimbursement of £3,480, or $4,737 using the exchange rate of 1.36 on the date the payment was made, in legal fees in connection with the finalization of his separation and release agreement. Mr. Burke forfeited all outstanding equity awards upon his separation of employment.

Mr. Baksht’s Separation
On 2 September 2021, Mr. Baksht, stepped down from his role as our Executive Vice President and Chief Financial Officer. In connection with his separation, Mr. Baksht received the following severance benefits pursuant to the terms of the Valaris Executive Severance Plan: (a) a cash severance payment of $2,035,000; (b) a bonus for the second half of 2021 based on actual performance for the six-month period in the amount of $329,588; (c) subsidized COBRA premiums for up to 12 months with a total potential value of $14,570; (d) Company-paid outplacement service fees of $20,000 and (e) reimbursement of $8,247 in legal fees in connection with the finalization of his separation and release agreement. Mr. Baksht forfeited all outstanding equity awards upon his separation of employment.
Mr. Quintero’s Separation
On 2 September 2021, Mr. Quintero, stepped down from his role as our Senior Vice President – Business Development. In connection with his separation, Mr. Quintero received the following severance benefits pursuant to the terms of the Valaris Executive Severance Plan: (a) a cash severance payment of $828,000; (b) a bonus for the second half of 2021 in the amount of $259,440; (c) subsidized COBRA premiums for up to 12 months with a total potential value of $16,127; (d) Company-paid outplacement service fees of $20,000; and (e) reimbursement of $7,930 in legal fees in connection with the finalization of his separation and release agreement. Mr. Quintero forfeited all outstanding equity awards upon his separation of employment.
2021 Cash-Based Awards
In connection with the Company's bankruptcy proceedings, the VCIP was designed to provide for quarterly incentives over the period of 1 April 2020 through 30 June 2021. Under the 2021 first and second quarter programs, each participating executive’s quarterly incentives could be earned at levels ranging from 0% to 150% of the target award value based on the achievement of the following performance metrics:
•personal safety (weighted 15%);
•process safety (weighted 15%);
•downtime (weighted 20%);
•expense reduction (weighted 20%); and
•adjusted EBITDA (weighted 30%)
First Quarter 2021 Program
During the first quarter 2021, the Company achieved the maximum level of results under the VCIP for all safety, operational and financial performance metrics resulting in a payout of 150% of target, representing the maximum payout opportunity. The performance targets and results for first quarter 2021 are as follows ($ amounts shown in millions):

First Quarter 2021 Program
Performance Metric	Threshold	Target	Maximum	Actual	Payout %
Personal safety(1)	1.000	0.915	0.830	0.730	22.5%
Process safety(2)	0.300	0.225	0.150	0.000	22.5%
Downtime(3)
Jackup downtime	2.50%	2.05%	1.60%	1.25%	22.8%
Floater downtime	5.50%	4.75%	4.00%	2.31%	7.2%
Expense reduction(4)	$335.0	$349.0	$363.0	$389.9	30.0%
Adjusted EBITDA(5)	$21.6	$31.6	$41.6	$42.8	45.0%
Final Earned Payout					150% of target

Second Quarter 2021 Program
During the second quarter 2021, the Company achieved above target level results for all metrics with the exception of personal safety and jackup downtime. As a result, the second quarter 2021 bonus was earned at 110% of target. The performance targets and results for second quarter 2021 are as follows ($ amounts shown in millions):

Second Quarter 2021 Program
Performance Metric	Threshold	Target	Maximum	Actual	Payout %
Personal safety(1)	1.000	0.915	0.830	1.560	0.0%
Process safety(2)	0.300	0.225	0.150	0.000	22.5%
Downtime(3)
Jackup downtime	2.50%	2.05%	1.60%	2.37%	9.6%
Floater downtime	5.50%	4.75%	4.00%	0.505%	7.5%
Expense reduction(4)	$352.0	$369.0	$386.0	$419.9	30.0%
Adjusted EBITDA(5)	$26.1	$36.1	$46.1	$43.0	40.4%
Final Earned Payout					110% of target
(1)Personal safety is determined based on the Company’s recordable severity rate over the three-month period for the applicable quarter.
(2)Process safety is determined based on the Company’s process safety rate over the three-month period for the applicable quarter.
(3)Downtime is based on both jackup and floater downtime with the weighting between the two based on the active rig ratio calculated at the end of the applicable quarter.
(4)Expense reduction is based on the removal of onshore and offshore cost measured by annualizing the recurring run-rate associated with merger synergies generated from the 2019 merger of Ensco plc and Rowan Companies plc as well as cost reductions implemented in connection with a transformation program.
(5)Adjusted EBITDA is calculated as net gain (loss) from continuing operations before other income (expense), income tax expense (benefit), interest expense, depreciation, amortization, loss on impairment, equity in earnings of our 50/50 joint venture with Saudi Aramco, ARO, (gain) loss on asset disposals, transaction costs and significant non-recurring items, and is adjusted for non-cash items such as inventory reserve adjustments, share-based compensation, and accrued holding costs for newbuild drillships, and excludes reactivation costs and expenses related to incentive plan payouts in excess of target, and impacts related to COVID-19; provided that such COVID-19 impacts must (a) be greater than 15% of a specific rig’s quarterly gross profit and (b) be related to (1) incremental crewing or travel costs due to COVID-19 logistical disruptions or (2) governmental or customer disruptions of operations due to COVID-19 concerns.
Set forth below are the target first quarter and second quarter 2021 VCIP award opportunities for each participating NEO as well as the final quarterly bonus payments earned. Mr. Dibowitz was not an employee of the Company during this period and did not participate in the 2021 quarterly VCIP program.

Name	Q1 2021 VCIP Target ($)	Q1 2021 VCIP Payout ($)	Q2 2021 VCIP Target ($)	Q2 2021 VCIP Payout ($)
Darin Gibbins	68,652	102,978	68,652	75,517
Gilles Luca	289,687	434,531	289,687	318,657
Thomas P. Burke	983,250	1,474,875	983,250	1,081,575
Jonathan Baksht	348,125	522,188	348,125	382,937
Alan Quintero	232,000	348,000	232,000	255,200

Second Half 2021 Program
In June 2021, the Compensation Committee approved a cash incentive program covering the performance period from 1 July through 31 December 2021. Each executive’s award opportunity could be earned from 0% to 200% based on achievement of the following performance goals:
•personal safety (weighted 15%);
•process safety (weighted 15%);
•downtime (weighted 15%);
•backlog addition (weighted 25%); and
•EBITDAR (weighted 30%).
The Company established the below performance targets and achieved the following results with respect to each of these metrics ($ amounts shown in millions):

Performance Metric	Threshold	Target	Maximum	Actual	Payout %
Personal safety(1)	1.100	0.900	0.750	1.069	9%
Process safety(2)	0.150	0.100	0.050	0.408	0%
Downtime(3)
Jackup downtime	2.20%	1.70%	1.40%	1.37%	22%
Floater downtime	4.00%	3.00%	2.50%	4.34%	0%
Backlog Addition (# of days)(4)	8,416	10,606	13,891	18,814	50%
EBITDAR(5)	$39.8	$59.8	$79.8	$89.1	60%
Final Earned Payout					141% of target
(1)Personal safety is determined based on the Company’s recordable severity rate over the 6-month period ended 31 December 2021.
(2)Process safety is determined based on the Company’s process safety rate over the 6-month period ended 31 December 2021.
(3)Downtime is based on both jackup and floater downtime with the weighting between the two based on the active rig ratio calculated at the end of the 6-month performance period.
(4)Backlog addition is calculated based on the number of firm contract days signed in 2021.
(5)EBITDAR is calculated as earnings before interest, taxes, depreciation, amortization and reactivation costs.
Set forth below are the target second half VCIP award opportunities for each participating NEO as well as the final second half bonus payments earned.

Name	2H 2021 VCIP Target ($)	2H 2021 VCIP Payout ($)
Anton Dibowitz	306,685(1)	432,426
Darin Gibbins	83,315(1)	117,474
Gilles Luca	223,125	314,606
Thomas P. Burke	196,789(1)	277,473
Jonathan Baksht	233,750	329,588
Alan Quintero	184,000	259,440
(1)The 2H 2021 VCIP targets for Messrs. Dibowitz, Gibbins and Burke are their respective pro-rated targets based on their salary amounts earned and period of employment in the relevant role.

2021 Long-Term Incentive Awards
Other than Mr. Dibowitz, who joined the Company in July 2021, each of the NEOs forfeited all outstanding equity awards in connection with our emergence from bankruptcy in April 2021. In consultation with its independent compensation consultant, Lyons, Benenson & Company Inc. ("LB&Co."), in July 2021 the Compensation Committee approved (and with respect to Mr. Burke, recommended that the independent members of the Board approve) emergence equity awards under our 2021 Management Incentive Plan (the “MIP”) for each of Messrs. Gibbins, Burke, Baksht, Luca and Quintero.
Messrs. Burke, Baksht and Quintero were each granted awards under the MIP, which were forfeited upon their respective separations from the Company such that these executives never realized any value from the grants. However, in accordance with SEC disclosure requirements, the full grant date value of such awards is reflected in the “Share Awards” column of the Summary Compensation Table above.
With respect to Messrs. Luca, Burke, Baksht and Quintero, 20% of the emergence equity award was granted in July 2021 in the form of time-based RSUs that vest ratably in three annual installments. The settlement of all vested RSUs, however, will be deferred until July 2024 to further align executive and shareholder interests.
These RSUs are subject to full acceleration in the event of a change in control and pro-rata vesting in the event of a termination without cause, resignation for specific good reason events, retirement that occurs at least 12 months following the date of grant, death or disability. Even if an event occurs that waives the continued service vesting requirement, settlement of the RSUs is not accelerated, except in the case of a change in control, retirement or death. The award agreements for such grants include standard confidentiality, non-compete, non-solicit and non-disparagement covenants.
Mr. Gibbins was not an executive officer in July 2021 when the Compensation Committee approved the emergence grants. As a result, he participated in our non-executive officer long-term incentive program and received his 2021 MIP award entirely in the form of time-based RSUs that vest and settle ratably in three equal annual installments. Mr. Gibbins’ RSUs are otherwise subject to similar terms and conditions as the other NEOs’ RSUs, except that his RSUs do not provide for any acceleration upon a resignation for good reason and do not include a requirement that any retirement occur at least 12 months after the grant date.
The remaining 80% of Messrs. Burke, Baksht, Luca and Quintero’s 2021 MIP awards were granted in the form of PSUs that vest based on the attainment of share price (70%), Relative ROCE (20%) and strategic performance objectives (10%) over a performance period from 1 July 2021 through 30 June 2024 as follows:

Share Price PSUs (70% of award)
The PSUs allocated to this metric will vest as follows:

50% - Valaris common shares achieve closing price of $45 for at least 90 consecutive trading days

100% - Valaris common shares achieve closing price of $55 for at least 90 consecutive trading days

150% - Valaris Common Shares achieve closing price of $75 for at least 90 consecutive trading days

Relative ROCE PSUs (20% of award)
From 0% to 150% of the PSUs allocated to this metric vest based on our Relative ROCE over the performance period as compared to the ROCE of a peer group comprised of the following companies:
•The Drilling Company of 1972 A/S (Maersk Drilling)
•Transocean Ltd.
•Noble Corporation
•Borr Drilling Limited
•Shelf Drilling Ltd.
•Diamond Offshore Drilling, Inc.
•Odfjell Drilling Ltd.
•Patterson-UTI Energy, Inc.
•Helmerich & Payne, Inc.

Strategic PSUs (10% of award)	From 0% to 150% of the PSUs allocated to this metric vest upon the achievement of certain strategic team goals for each year of the three-year performance period.

In December 2021, in connection with his appointment as President and Chief Executive Officer, and to align his equity incentives with our other members of executive management, Mr. Dibowitz was granted an award of time-based RSUs that vests in three equal annual installments on 19 July 2022, 19 July 2023 and 19 July 2024, with settlement of all such RSUs deferred until after the final vesting date, and an award of PSUs that may be earned up to 150% of the target award based on the same performance criteria as outlined above. Settlement of his PSUs will occur following the completion of the performance period in July 2024.
All of the 2021 PSUs will vest upon a change in control, to the extent earned, based on achievement of the applicable performance objectives through such change in control event. In addition, a pro-rata portion of the PSUs will remain outstanding and eligible to vest based on actual performance over the full performance period in the event of a termination without cause, resignation for certain good reason events, retirement that occurs at least 12 months following the date of grant, death or disability. The award agreements for such grants include standard confidentiality, non-compete, non-solicit and non-disparagement covenants.
For information on the total number of RSUs and PSUs granted to each NEO during 2021, see footnote 4 to the Summary Compensation Table above.
Hedging Policy
We have a Securities Trading Policy that specifically prohibits directors, NEOs and certain other employees from (a) engaging in short-sales of the Company's shares, (b) engaging in any hedging transactions of any kind related to our securities and (c) purchasing shares through a margin account. Due to the difficulty in monitoring compliance with a company-wide hedging prohibition and the relatively smaller share holdings of our employees generally, we do not prohibit hedging transactions by other employees that are not subject to the anti-hedging provisions of our Securities Trading Policy.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information regarding the number and amount of outstanding RSU and PSU awards for Messrs. Dibowitz, Gibbins and Luca as of 31 December 2021. Messrs. Burke, Baksht and Quintero had no awards outstanding as of 31 December 2021.

Outstanding Equity Awards at Fiscal Year-End Table
For the Year Ended 31 December 2021

	Share Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights That Have Not Vested (#) (2)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Anton Dibowitz	7/1/2021	5,504	(3)	198,144	—		—
	7/1/2021	12,930	(4)	465,480	—		—
	12/8/2021	103,304	(5)	3,718,944	—		—
	12/8/2021	—		—	170,433	(7)	6,135,588	(7)
	12/8/2021	—		—	97,390	(8)	3,506,040	(8)
	12/8/2021	—		—	16,232	(8)	584,352	(8)
Darin Gibbins	7/19/2021	14,799	(6)	532,764	N/A		N/A
Gilles Luca	7/19/2021	41,403	(5)	1,490,508	—		—
	7/19/2021	—		—	57,963	(7)	2,086,668	(7)
	7/19/2021	—		—	33,122	(8)	1,192,392	(8)
	7/19/2021	—		—	5,520	(8)	198,720	(8)

(1)Value is based on the closing price of our common shares on 31 December 2021 of $36.00.
(2)The PSUs granted in 2021 are included in this column. These awards vest and are payable from 0% to 150% of the target units granted in equity following a three-year performance period and subject to attainment of the applicable performance objectives.
(3)Annual director award that is scheduled to vest on 1 July 2022, the first anniversary of the date of grant, or the Company’s next annual shareholder’s meeting, whichever occurs first.
(4)Emergence director award that is scheduled to vest in three annual installments on 15 June 2022, 2023 and 2024.
(5)Award that is scheduled to vest in three annual installments on 19 July 2022, 2023 and 2024, with settlement of all vested units deferred until after 19 July 2024.
(6)Award that is scheduled to vest in three annual installments on 19 July 2022, 2023 and 2024.
(7)Unearned Share Price PSUs reflect the number of units calculated at the threshold level. Awards vest and are payable in equity at 0% to 150% of the target number of units granted following a three-year performance period that ends 30 June 2024 subject to attainment of applicable performance objectives.
(8)Unearned Relative ROCE PSUs and Strategic PSUs, respectively, reflect the target number of units, the next level above threshold, based on performance estimated through 31 December 2021. Awards vest and are payable in equity at 0% to 150% of the target number of units granted following a three-year performance period that ends 30 June 2024 subject to attainment of applicable performance objectives.

Termination or Change in Control Payments and Benefits

Mr. Dibowitz’s Employment Agreement
Pursuant to the Dibowitz Employment Agreement, if Mr. Dibowitz is terminated without Cause or resigns for Good Reason (each as defined in the Dibowitz Employment Agreement), subject to execution of a customary release, Mr. Dibowitz would be entitled to: (a) a severance payment equal to two times the sum of his base salary and target annual bonus, (b) a pro-rated target annual bonus for the year of termination, (c) 18 months of subsidized health continuation coverage, (d) up to 12 months of outplacement services and (e) reimbursement of certain legal fees incurred in connection with negotiation of such release. The Dibowitz Employment Agreement also includes customary confidentiality, non-competition, non-solicitation, non-disparagement and invention assignment covenants.
Executive Severance Plan
Mr. Luca participates in the Valaris Executive Severance Plan, which was amended and restated as of 30 April 2021. Pursuant to the Executive Severance Plan, if terminated by Valaris without Cause or by him for Good Reason (each as defined in the Executive Severance Plan), subject to execution of a customary release, Mr. Luca would be entitled to (a) a severance payment equal to one times the sum of his base salary and target annual bonus, (b) a target bonus for the performance period in which termination occurs, (c) 12 months of subsidized health continuation coverage, (d) subject to any overriding terms in any grant agreement (including the 2021 award agreements), accelerated vesting of time-based incentive awards and pro-rated accelerated vesting of performance-based incentive awards based on actual results realized over the performance period, (e) up to 12 months of outplacement services and (f) reimbursement of certain legal fees incurred in connection with negotiation of such release. Vesting of the RSUs and PSUs granted in 2021 upon a change of control, a termination without cause, a resignation for good reason or a qualifying retirement is described under “2021 Long-Term Incentive Awards” above.
Non-Executive Severance Plan
In light of his interim role, Mr. Gibbins continues to participate in the Valaris Non-Executive Employee Severance Plan (the “Non-Executive Severance Plan”). Pursuant to the Non-Executive Severance Plan, upon his termination by Valaris without Cause (as defined in the Non-Executive Severance Plan), Mr. Gibbins would be entitled to (a) a severance payment equal to six months of base salary, (b) a pro-rated target bonus for the performance period in which termination occurs based on days employed during such performance period, (c) up to six months of subsidized health continuation coverage and (d) six months of outplacement assistance.
Messrs. Burke, Baksht and Quintero’s Separation Agreements
Each of Messrs. Burke, Baksht and Quintero received severance payments in connection with their respective separation of employment as described further above under “Narrative Disclosures to Summary Compensation Table—Mr. Burke’s Separation, Mr. Baksht’s Separation and Mr. Quintero’s Separation.”

Director Compensation

For 2021, the Compensation Committee used a combination of retainer fees and equity compensation to attract and retain qualified candidates to serve on the Board. Our Compensation Committee periodically reviews non-executive director compensation, which includes review of data received from third party compensation consultants and, from time to time, recommends changes to the Board. LB&Co. was engaged in 2021 to review non-executive director compensation. Following the review of this information, our Board implemented a director compensation program consisting of a cash-based retainer fee paid quarterly and an equity-based retainer awarded annually. Additionally, upon our emergence from bankruptcy, our current non-executive directors received a one-time grant of RSUs. Total non-executive director compensation generally is intended to approximate the median of our compensation peer group companies.
Annual Retainer Fees
The compensation of our current non-executive directors is composed of an annual cash retainer of $100,000, or $180,000 in the case of the Chair of the Board. Additional annual retainers were paid as follows: Audit Committee Chair $35,000; Strategy Committee Chair $15,000; Compensation Committee Chair $15,000; N&G Committee Chair $15,000; and ESG Committee Chair $15,000. In addition, non-executive directors, except the current Chair of the Board, serving on two or more committees but not chairing any committee receive an additional annual retainer of $10,000. All retainer fees are paid quarterly in advance and are pro-rated for a partial service period.
The compensation of former non-executive directors who served during the 2021 service year consisted entirely of cash with an annual retainer of $300,000. Additional annual retainers were paid as follows: Audit Committee Chair $20,000; Compensation Committee Chair $15,000; Finance Committee Chair $15,000; Special Committee and Nominating, Governance and Sustainability Committee Chair $10,000 and Non-Executive Chairman $75,000. All retainer fees were paid in advance and were pro-rated for a partial service period.
Equity Compensation
All current non-executive directors receive an annual equity grant of RSUs equivalent to a value of $170,000, which resulted in a grant of 7,200 RSUs for 2021, except for the Chair of the Board who receives an annual equity grant of RSUs equivalent to the value of $210,000, which resulted in a grant of 8,894 RSUs for 2021. RSUs vest in full on the earlier of the first anniversary of the grant date or the next annual meeting of shareholders following the grant. In addition, upon our emergence from bankruptcy, non-executive directors received a one-time grant of RSUs equivalent to a value of $350,000, which resulted in a grant of 14,823 RSUs, except for the Chair of the Board who received RSUs equivalent to the value of $450,000, which resulted in a grant of 19,059 RSUs. These RSUs vest ratably over a three year period from the date of grant. For both the annual and one-time emergence equity awards, non-executive directors are permitted to elect to receive deferred share awards which can be settled and delivered at the vesting date, six-month anniversary following the termination of the director's service or a specific pre-determined date. The volume-weighted average price of our common shares for the 30 trading days preceding the equity award grant date was used to determine the number of RSUs awarded for the target value. Pro-rata awards are provided to non-employee directors who commenced board service after 15 June 2021.
Equity accumulation by our non-executive directors is encouraged, and we have share ownership guidelines, which are included in the Corporate Governance Policy. The guidelines require that each non-executive director, within five years of appointment to the Board, hold a number of vested and unvested shares of the Company having a value of at least five times the annual retainer. Each director was in compliance with these guidelines at the end of 2021.
The Company does not offer health and welfare insurance plans to the current non-executive directors. Former non-executive directors were eligible to participate in our U.S. and U.K. group health and welfare insurance plans on the same basis and cost as our full-time employees. A non-executive director's contribution to group health and welfare insurance premium costs were paid in cash or withheld from the quarterly installments of the director's annual retainer.

Mr. Dibowitz, a non-executive director for the period 1 July 2021 to 2 September 2021, received a $25,000 retainer fee, $3,750 for his role as the Strategy Committee Chair and $2,500 for his role on two other Board committees, as well as 18,434 RSUs with grant date fair value of $546,384. These amounts are included in the Summary Compensation table above in the "all other compensation column" and "share awards column", respectively. Mr. Dibowitz did not receive any additional cash compensation for his service as a director after his employment by the Company on 3 September 2021.
Mr. Burke, an executive director for the period 1 January 2021 to 2 September 2021, did not receive any additional compensation for services as a director. Mr. Burke received $43,269 for his service as a board member of ARO. This amount is included in the Summary Compensation table above in the "All Other Compensation" column.
The compensation paid to non-executive directors that served on our Board in 2021 is reported in the Director Compensation Table as follows:
Director Compensation Table
For the Year Ended 31 December 2021

Name	Fees Earned or Paid in Cash ($)	Share Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Current Directors: (3)
Elizabeth D. Leykum	165,500	769,267	—	934,767
Dick Fagerstal	124,125	606,073	—	730,198
Joseph Goldschmid	114,931	606,073	—	721,004
Deepak Munganahalli	105,736	606,073	—	711,809
James W. Swent, III	114,931	606,073	—	721,004
Former Directors: (4)
Paul E. Rowsey, III	159,712	—	—	159,712
Charles L. Szews	83,750	—	2,193	85,943
Suzanne P. Nimocks	77,810	—	2,306	80,116
William E. Albrecht	75,000	—	113	75,113
Fredrick Arnold	75,000	—	2,193	77,193
Mary E. Francis CBE	75,000	—	307	75,307
Georges J. Lambert	75,000	—	—	75,000
Thierry Pilenko	75,000	—	—	75,000

(1)The amounts disclosed in this column represent the aggregate grant date fair value of RSUs awarded as annual equity and emergence grants to current directors during 2021. Grant date fair value for RSUs is measured using the closing price of our common shares on the grant date as described in Note 12 to our 31 December 2021 audited consolidated financial statements included in our annual report on Form 10-K filed with the SEC on 22 February 2022.
Ms. Leykum, received an annual non-executive director equity award of 8,894 shares with a grant date fair value of $244,763 and an emergence equity award of 19,059 shares with a grant date fair value of $524,504 as Chair of the Board. Messrs. Fagerstal, Swent, Goldschmid and Munganahalli received an annual non-executive director equity award of 7,200 shares with a grant date fair value of $198,144 and an emergence equity award of 14,823 shares with a grant date fair value of $407,929. The annual equity awards vest in full on the earlier of the first anniversary of the grant date or the next annual meeting of shareholders following the grant. The emergence equity awards vest ratably in equal installments over a three year period from the date of grant.
(2)Amounts disclosed represent payments made by the Company on behalf of the directors during 2021 for contributions to group health and welfare insurance.
(3)Ms. Leykum and Messrs. Fagerstal, Goldschmid, Munganahalli and Swent were appointed upon our emergence from bankruptcy on 30 April 2021.

(4)Mr. Szews, Ms. Nimocks, Mr. Albrecht, Mr. Arnold, Ms. Francis, Mr. Lambert and Mr. Pilenko served as directors of Valaris plc, our predecessor company, from 1 January 2021 until our emergence from bankruptcy on 30 April 2021. Mr. Rowsey served as a director of Valaris plc from 1 January 2021 until 30 June 2021. The compensation for the former non-executive directors was pro-rated for their partial service period in 2021.

As of 31 December 2021, the total number of share and unit awards held by each current non-executive director was as follows:

Name	Number of Non-Deferred RSUs Held	Number of Deferred RSUs Held
Elizabeth D. Leykum	27,953	—
Dick Fagerstal	7,200	14,823
Joseph Goldschmid	—	22,023
Deepak Munganahalli	22,023	—
James W. Swent, III	—	22,023

No stock options were granted to our directors during 2021.

HOUSEHOLDING OF SHAREHOLDER MATERIALS
We participate, and some brokers, banks and other nominee record holders may be participating, in the practice of householding proxy materials, which means that we and any participating brokers, banks and other nominee record holders will deliver only one Notice of Internet Availability of Proxy Materials and proxy materials to multiple shareholders sharing an address unless we have, or such broker, bank, trust or other nominee record holder has, received contrary instructions from one or more shareholders at such address. This procedure allows multiple shareholders residing at the same address the convenience of receiving a single Notice of Internet Availability of Proxy Materials or set of proxy materials. Upon request, we will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials or proxy materials to any shareholder at a shared address to which a single copy of such documents was delivered. You may request a separate copy of the Notice of Internet Availability of Proxy Materials or proxy materials and request that you receive a single copy or multiple copies in the future by calling 1-800-579-1639 or e-mailing sendmaterial@proxyvote.com. You also may request paper copies when prompted after you vote at www.proxyvote.com.
IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON
8 JUNE 2022
We provide shareholders access to the proxy materials for the Meeting over the Internet as permitted under applicable SEC rules. We believe the rules enable us to provide shareholders the information they need in a more timely manner, while lowering the costs of printing and delivering the proxy materials.
To access and review the proxy materials for the Meeting, go to www.proxyvote.com and follow the instructions on the website.
We are monitoring developments regarding the ongoing COVID-19 pandemic and preparing in the event any modifications to our Annual General Meeting are necessary or appropriate. If we determine to make any change to the date, time or procedure of our Annual General Meeting, we will announce such changes in advance on our website www.valaris.com.

INFORMATION CONCERNING SHAREHOLDER PROPOSALS FOR THE
2023 ANNUAL GENERAL MEETING OF SHAREHOLDERS
Any of our shareholders intending to present a proposal at the 2023 Annual General Meeting of Shareholders must deliver such proposal to our principal executive office, in writing and in accordance with SEC Rule 14a-8, no later than 20 December 2022 for inclusion in the proxy statement related to that meeting. The proposal should be delivered to our Company Secretary by certified mail, return receipt requested.
In addition, apart from the SEC Rule 14a-8 process described above, a shareholder whose nomination of a person for appointment to the Board or proposal of business is not included in the proxy statement related to the 2023 Annual General Meeting of Shareholders, but who still intends to submit a nomination or proposal at that meeting, is required by our bye-laws, and subject to any other requirements of law, to deliver a timely notice for such nomination or proposal, in proper form, in writing. To be timely, such notice must be delivered to or mailed and received by our Company Secretary at our principal executive offices, not earlier than the close of business on the 75th day and not later than the close of business on the 50th day prior to the first anniversary of the preceding year's Annual General Meeting of Shareholders, subject to any other requirements of law; provided, however, that in the event that the date of the Annual General Meeting of Shareholders is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 75th day prior to the date of such Annual General Meeting of Shareholders and not later than the close of business on the later of the 50th day prior to the date of such Annual General Meeting of Shareholders or, if the first public announcement of the date of such Annual General Meeting of Shareholders is less than 65 days prior to the date of such Annual General Meeting of Shareholders, the 15th day following the day on which public announcement of the date of such meeting is first made. In the case of the 2023 Annual General Meeting of Shareholders, references to the anniversary date of the preceding year's Annual General Meeting of Shareholders shall mean the first anniversary of 8 June 2022. In addition to giving notice pursuant to the advance notice provisions of the Company's bye-laws, a shareholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions must also provide the notice required under Rule 14a-19, the SEC's universal proxy rule, to the Company Secretary regarding such intent no later than 9 April 2023.
Any such proposal must also comply with the other provisions contained in our bye-laws relating to shareholder proposals, including provision of certain information specified in our bye-laws, such as information concerning the nominee of the proposal, if any, and the shareholder and the beneficial owner, as the case may be. Any proposed nomination or business that does not meet the requirements set forth in our bye-laws, other than proposals submitted in compliance with SEC Rule 14a-8 under the Exchange Act, may be declared out of order and may not be considered at the 2023 Annual General Meeting of Shareholders.
One or more shareholders of record who hold at least 1% of our issued and outstanding common shares as of the record date for the 2023 Annual General Meeting and at the time of such Meeting and has complied with the requirements in our bye-laws may nominate a director nominee or make a proposal for business.

If a shareholder wishes to present a proposal at the 2023 Annual General Meeting of Shareholders in accordance with our bye-laws, or to nominate a person for election as a director, the shareholder, and the proposal must comply with the requirements set forth in our bye-laws, including by the shareholder giving timely notice of the proposal in writing to the Company Secretary at 5847 San Felipe, Suite 3300, Houston, TX 77057. In order to be timely under our bye-laws, notice of shareholder proposals must be received by the Company Secretary, not less than 90 days nor more than 120 days before the anniversary of the 2022 Annual General Meeting; however, in the event that annual general meeting is called for a date that is not more than 30 days before or more than 60 days after such anniversary, notice by the shareholder in order to be timely must be received not later than 10 days following the earlier of the date on which notice of the 2023 Annual General Meeting was posted to shareholders or the date on which public disclosure of the date of the 2023 Annual General Meeting was made. As a result, any notice given by or on behalf of a shareholder for the nomination of persons for election to the Board or present a proposal pursuant to the Company’s bye-laws (and not pursuant to SEC Rule 14a-8) must be received no earlier than 8 February 2023 and no later than 10 March 2023. All director nominations and shareholder proposals must comply with the requirements of the Company’s bye-laws.
The Chair of the meeting may refuse to allow the transaction of any business not proposed in compliance with our bye-laws.

OTHER MATTERS
The Company has not been notified of, and our Board is not aware of, any other matters to be presented for action at the Meeting.
The following materials are being distributed to shareholders with this proxy statement: the letter to shareholders from our President and Chief Executive Officer and our 2021 annual report to shareholders, which includes our consolidated financial statements for the year ended 31 December 2021 filed in our annual report on Form 10-K with the SEC.
Upon request in writing, we will provide each person solicited by this proxy statement, without charge except for exhibits, a copy of our annual report on Form 10-K for the year ended 31 December 2021 as filed with the SEC, including the financial statements. Please direct your request to our Investor Relations Department, 5847 San Felipe, Suite 3300, Houston, Texas 77057.

In light of the ongoing COVID-19 pandemic, we urge you to vote your shares by proxy.
FORWARD-LOOKING STATEMENTS
Statements contained in this proxy statement that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Forward-looking statements include words or phrases such as "anticipate," "believe," "estimate," "expect," "intend," “likely,” "plan," "project," "could," "may," "might," “should,” “will” and similar words. The forward-looking statements contained in this proxy statement are subject to numerous risks, uncertainties and assumptions that may cause actual results to vary materially from those indicated. You should also carefully read and consider “Item 1A. Risk Factors” in Part I and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II of our most recent annual report on Form 10-K, which is available on the SEC's website at www.sec.gov or on the Investor Relations section of our website at www.valaris.com. Each forward-looking statement speaks only as of the date of the particular statement and we undertake no obligation to update or revise any forward-looking statements, except as required by law.
Company goals are aspirational and may change. Statements regarding the Company’s goals are not guarantees or promises that they will be met. Content available at websites and in documents referenced in this proxy statement are not incorporated herein and are not part of this proxy statement.

ATTN: INVESTOR RELATIONS 5847 SAN FELIPE SUITE 3300 HOUSTON, TX 77057
VOTE DEADLINE – 3:00 p.m. Eastern Time on 7 June 2022.

VOTE BY INTERNET – www.proxyvote.com
Have your proxy card in hand when you access the website and follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company, consent to receive all future proxy materials and annual reports electronically via e-mail or the Internet. To sign up, please follow the Vote by Internet instructions and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

The "Abstain" option is provided to enable you to refrain from voting on any particular resolution. However, it should be noted that selecting "Abstain" will not be counted in the calculation of the proportion of the votes "For" and "Against" a resolution.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	x Valaris1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Valaris Limited

The Board of Directors of Valaris (the "Board") recommends you vote "For" each nominee in Resolution 1 and "For" Resolutions 2 and 3

1.	To elect Directors to serve until the 2023 Annual General Meeting of Shareholders
	Nominees:	For	Against	Abstain			For	Against	Abstain
	1a. Anton Dibowitz	☐	☐	☐	2.	To approve the appointment of KPMG LLP as our independent registered public accounting firm until the close of the 2023 Annual General Meeting of Shareholders and to authorize the Board, acting by its Audit Committee, to set KPMG LLP's remuneration.	☐	☐	☐
	1b. Gunnar Eliassen	☐	☐	☐
	1c. Dick Fagerstal	☐	☐	☐
	1d. Joseph Goldschmid	☐	☐	☐	3.	To approve on a non-binding advisory basis the compensation of our named executive officers.	☐	☐	☐
	1e. Elizabeth D. Leykum	☐	☐	☐
	1f. Deepak Munganahalli	☐	☐	☐
	1g. James W. Swent, III	☐	☐	☐

Please sign exactly as your name(s) appear(s) herein. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation, limited liability company or partnership, please sign in full corporate, limited liability company or partnership name by an authorized officer. The completion and return of this form will not preclude a shareholder from attending the meeting and voting in person provided such shareholder has specifically requested for this proxy to be revoked.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF
Valaris Limited
8 June 2022
Please mark, date, sign and mail
the proxy card in the
envelope provided as soon as possible
TO BE RECEIVED NO LATER THAN 3:00 P.M. EASTERN TIME 7 JUNE 2022
to ensure that your vote is counted.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders to be Held on 8 June 2022:
The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

If voting by mail, please detach along perforated line and mail in the envelope provided.
PROXY
Valaris Limited

Annual General Meeting of Shareholders
at 8:00 a.m. Bermuda Time, Wednesday, 8 June 2022
The Rooftop Room at The Loren at Pink Beach,
116 South Shore Road, Tucker's Town, Smiths HS 01, Bermuda

The undersigned shareholder of Valaris Limited hereby revokes all previous proxies and appoints Anton Dibowitz, President and Chief Executive Officer, and Davor Vukadin, Company Secretary, or either of them, as proxies, each with full power of substitution and authority, to represent and vote as designated in this proxy all the shares that the undersigned shareholder is entitled to vote at the above-stated Annual General Meeting of Shareholders and any adjournments or postponements thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VALARIS LIMITED AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN. IF A CHOICE IS NOT INDICATED WITH RESPECT TO RESOLUTIONS 1, 2 AND 3, THIS PROXY WILL BE VOTED "FOR" EACH NOMINEE IN RESOLUTION 1 AND "FOR" RESOLUTIONS 2 AND 3 AND AT THE DISCRETION OF THE PERSONS DESIGNATED BY THE BOARD OF DIRECTORS AS YOUR PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. (INCLUDING, IF APPLICABLE, ON ANY MATTER WHICH THE BOARD OF DIRECTORS DID NOT KNOW WOULD BE PRESENTED AT THE MEETING BY A REASONABLE TIME BEFORE THE PROXY SOLICITATION WAS MADE OR FOR THE ELECTION OF A PERSON TO THE BOARD OF DIRECTORS IF ANY NOMINEE NAMED IN RESOLUTION 1 BECOMES UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE). THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.
Your Board of Directors recommends a vote "FOR" each nominee in Resolution 1 and "FOR" Resolutions 2 and 3.

Continued and to be marked, dated and signed on the reverse side